                                                                    Exhibit 10.1

               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

                          DATED AS OF OCTOBER 26, 2005

                                      AMONG

                     ROCK-TENN FINANCIAL, INC., AS BORROWER,

                   ROCK-TENN CONVERTING COMPANY, AS SERVICER,

               THE LIQUIDITY BANKS FROM TIME TO TIME PARTY HERETO,

           SUNTRUST CAPITAL MARKETS, INC., AS TPF AGENT AND A CO-AGENT

                                       AND

      WACHOVIA BANK, NATIONAL ASSOCIATION, AS BLUE RIDGE AGENT, A CO-AGENT
                            AND ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. THE ADVANCES..................................................     2

Section 1.1     Credit Facility..........................................     2
Section 1.2     Increases................................................     2
Section 1.3     Decreases................................................     3
Section 1.4     Deemed Collections; Borrowing Limit......................     3
Section 1.5     Payment Requirements.....................................     4
Section 1.6     Ratable Loans; Funding Mechanics; Liquidity Fundings.....     4

ARTICLE II. PAYMENTS AND COLLECTIONS.....................................     5

Section 2.1     Payments.................................................     5
Section 2.2     Collections Prior to Amortization........................     6
Section 2.3     Collections Following Amortization.......................     6
Section 2.4     Payment Recission........................................     7

ARTICLE III. BLUE RIDGE FUNDING..........................................     7

Section 3.1     CP Costs.................................................     7
Section 3.2     Calculation of CP Costs..................................     7
Section 3.3     CP Costs Payments........................................     7
Section 3.4     Default Rate.............................................     7

ARTICLE IV. LIQUIDITY BANK FUNDING.......................................     7

Section 4.1     Liquidity Bank Funding...................................     7
Section 4.2     Interest Payments........................................     8
Section 4.3     Selection and Continuation of Interest Periods...........     8
Section 4.4     Liquidity Bank Interest Rates............................     8
Section 4.5     Suspension of the LIBO Rate..............................     8
Section 4.6     Default Rate.............................................     9

ARTICLE V. REPRESENTATIONS AND WARRANTIES................................     9

Section 5.1     Representations and Warranties of the Loan Parties.......     9
Section 5.2     Liquidity Bank Representations and Warranties............    13

ARTICLE VI. CONDITIONS OF ADVANCES.......................................    14

Section 6.1     Conditions Precedent to Initial Advance..................    14
Section 6.2     Conditions Precedent to All Advances.....................    14

ARTICLE VII. COVENANTS...................................................    14

Section 7.1     Affirmative Covenants of the Loan Parties................    14
Section 7.2     Negative Covenants of the Loan Parties...................    22

ARTICLE VIII. ADMINISTRATION AND COLLECTION..............................    24

Section 8.1     Designation of Servicer..................................    24
Section 8.2     Duties of Servicer.......................................    24
Section 8.3     Collection Notices.......................................    25
Section 8.4     Responsibilities of Borrower.............................    26
Section 8.5     Monthly Reports..........................................    26
Section 8.6     Servicing Fee............................................    26

ARTICLE IX. AMORTIZATION EVENTS..........................................    26

Section 9.1     Amortization Events......................................    26


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

Section 9.2     Remedies.................................................    29

ARTICLE X. INDEMNIFICATION...............................................    29

Section 10.1    Indemnities by the Loan Parties..........................    29
Section 10.2    Increased Cost and Reduced Return........................    32
Section 10.3    Other Costs and Expenses.................................    32

ARTICLE XI. THE AGENT....................................................    32

Section 11.1    Authorization and Action.................................    32
Section 11.2    Delegation of Duties.....................................    34
Section 11.3    Exculpatory Provisions...................................    34
Section 11.4    Reliance by Agent........................................    34
Section 11.5    Non-Reliance on Agent and Other Lenders..................    35
Section 11.6    Reimbursement and Indemnification........................    35
Section 11.7    Agent in its Individual Capacity.........................    35
Section 11.8    Successor Agent..........................................    36

ARTICLE XII. ASSIGNMENTS; PARTICIPATIONS.................................    36

Section 12.1    Assignments..............................................    36
Section 12.2    Participations...........................................    38

ARTICLE XIII. SECURITY INTEREST..........................................    38

Section 13.1    Grant of Security Interest...............................    38
Section 13.2    Termination after Final Payout Date......................    38

ARTICLE XIV. MISCELLANEOUS...............................................    38

Section 14.1    Waivers and Amendments...................................    38
Section 14.2    Notices..................................................    39
Section 14.3    Ratable Payments.........................................    40
Section 14.4    Protection of Agent's Security Interest..................    40
Section 14.5    Confidentiality..........................................    41
Section 14.6    Bankruptcy Petition......................................    41
Section 14.7    Limitation of Liability..................................    41
Section 14.8    CHOICE OF LAW............................................    42
Section 14.9    CONSENT TO JURISDICTION..................................    42
Section 14.10   WAIVER OF JURY TRIAL.....................................    42
Section 14.11   Integration; Binding Effect; Survival of Terms...........    42
Section 14.12   Counterparts; Severability; Section References...........    43
Section 14.13   Wachovia Roles...........................................    43

                             EXHIBITS AND SCHEDULES

Exhibit I      Definitions

Exhibit II-A   Form of Borrowing Notice

Exhibit II-B   Form of Reduction Notice

Exhibit III Places of Business of the Loan Parties; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV     Form of Compliance Certificate

Exhibit V      Form of Assignment Agreement

Exhibit VI     Form of Monthly Report

Exhibit VII    Form of Performance Undertaking

Schedule A     Commitments

Schedule B     Closing Documents

               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

          THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of October 26, 2005 is entered into by and among:

          (a) Rock-Tenn Financial, Inc., a Delaware corporation ("BORROWER"),

          (b) Rock-Tenn Converting Company, a Georgia corporation
("CONVERTING"), as initial Servicer (the Servicer together with Borrower, the "LOAN PARTIES" and each, a "LOAN PARTY"),

          (c) Blue Ridge Asset Funding Corporation, a Delaware corporation ("BLUE RIDGE" or a "CONDUIT"), and Wachovia Bank, National Association, in its capacity as liquidity provider to Blue Ridge (together with its successor, "WACHOVIA" and together with Blue Ridge, the "BLUE RIDGE GROUP" or a "CONDUIT GROUP"),

          (d) Three Pillars Funding LLC, a Delaware limited liability company ("TPF" or a "CONDUIT"), and SunTrust Bank, in its capacity as liquidity provider to TPF (together with its successor, "SUNTRUST" and together with TPF, the "TPF GROUP" or a "CONDUIT GROUP"),

          (e) Wachovia Bank, National Association, in its capacity as agent for the Blue Ridge Group (together with its successors and assigns in such capacity, the "BLUE RIDGE AGENT" or a "CO-AGENT"), and SunTrust Capital Markets, Inc., in its capacity as agent for the TPF Group (together with its successors and assigns in such capacity, the "TPF AGENT" or a "CO-AGENT"), and

          (f) Wachovia Bank, National Association, in it capacity as administrative agent for the Lenders hereunder or any successor administrative agent hereunder (together with its successors and assigns hereunder, the "ADMINISTRATIVE AGENT" AND TOGETHER WITH THE CO-AGENTS, THE "AGENTS"),

and amends and restates in its entirety that certain Credit and Security Agreement dated as of November 14, 2000, as amended, by and among the Loan Parties, Blue Ridge and Wachovia, individually and as agent thereunder (the "EXISTING AGREEMENT").

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

          Borrower desires to borrow from the Lenders from time to time.

          The Conduits may, in their absolute and sole discretion, make Advances to Borrower from time to time. In the event that any Conduit declines to make its Group's Percentage of any Advance, the applicable Conduit's Liquidity Bank(s) shall, at the request of Borrower, make such Group's Percentage of such Advance.

          Wachovia Bank, National Association, has been requested and is willing to act as Administrative Agent on behalf of the Co-Agents and the Conduit Groups in accordance with the terms hereof.

                                   ARTICLE I.
                                  THE ADVANCES

     Section 1.1 Credit Facility.

          (a) Upon the terms and subject to the conditions hereof, from time to time prior to the Facility Termination Date:

               (i) Borrower may request Advances in an aggregate principal amount at any one time outstanding not to exceed the lesser of the Aggregate Commitment and the Borrowing Base (such lesser amount, the "BORROWING LIMIT"); and

               (ii) upon receipt of a copy of each Borrowing Notice from Borrower, each of the Co-Agents shall determine whether its Conduit will fund a Loan in an amount equal to its Group's Percentage of the requested Advance specified in such Borrowing Notice. In the event that a Conduit elects not to make any such Loan to Borrower, the applicable Co-Agent shall promptly notify Borrower and, unless Borrower cancels its Borrowing Notice, each of such Conduit's Liquidity Banks severally agrees to make its Pro Rata Share of its Conduit Group's Percentage of such Loan to Borrower, on the terms and subject to the conditions hereof, PROVIDED THAT at no time may the aggregate principal amount of such Conduit's and such Conduit's Liquidity Banks' Loans outstanding exceed the lesser of (x) the aggregate amount of such Conduit's Liquidity Banks' Commitments, and (y) such Conduit's Group's Percentage of the Borrowing Base (such lesser amount, the "CONDUIT ALLOCATION LIMIT").

Each of the Advances, and all other Obligations of Borrower, shall be secured by the Collateral as provided in Article XIII. It is the intent of the Conduits to fund all Advances by the issuance of Commercial Paper.

          (b) Borrower may, upon at least 10 Business Days' notice to the Co-Agents, terminate in whole or reduce in part, ratably among the Liquidity Banks in each Group in accordance with such Conduit Group's Percentage, the unused portion of the Aggregate Commitment; PROVIDED THAT each partial reduction of the Aggregate Commitment shall be in an amount equal to $5,000,000 per Conduit Group (or a larger integral multiple of $1,000,000 if in excess thereof) and shall reduce the Commitments of the Liquidity Banks ratably in accordance with their respective Pro Rata Shares.

     Section 1.2 Increases. Not later than 4:00 p.m. (New York City time) on the second (2nd) Business Day prior to a proposed borrowing, Borrower shall provide the Co-Agents with written notice of each Advance in the form set forth as
Exhibit II-A hereto (each, a "BORROWING NOTICE"). Each Borrowing Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested increase in Aggregate Principal (which shall not be less than $1,000,000 per Conduit Group or a larger integral multiple of $100,000 per Conduit Group) and the Borrowing Date (which, in the case of any Advance after the initial Advance hereunder, shall only be on a Settlement Date) and, in the case of an Advance to be funded by the Liquidity Banks, the requested Interest Rate and Interest Period. If a Conduit declines to make its Percentage of a proposed Advance, Borrower may cancel the Borrowing Notice or, in the absence of such a cancellation, the Advance will be made by such Conduit's Liquidity Banks. On the date of each Advance, upon satisfaction of the applicable conditions precedent set forth in Article VI, the applicable Conduit or the Conduit's Liquidity Banks, as applicable, shall make the proceeds of its Loan comprising such Conduit Group's Percentage of such requested Advance available to its Co-Agent in immediately available funds on the proposed date of borrowing. Upon receipt by a Co-Agent of such Loan proceeds, such Co-Agent shall deposit to the Facility Account, in immediately available funds, no later than [2:00 P.M.] (New York time), an amount equal to (i) in the case of a Conduit, such Conduit's Group's Percentage of the principal amount of the requested Advance or (ii) in the case of a Conduit's Liquidity Bank, each such Liquidity Bank's Pro Rata Share of such Liquidity Bank's Group's Percentage of the principal amount of the requested Advance.

     Section 1.3 Decreases. Except as provided in Section 1.4, Borrower shall provide the Co-Agents with prior written notice of any proposed reduction of Aggregate Principal in the form of Exhibit II-B hereto in conformity with the Required Notice Period (each, a "REDUCTION NOTICE"). Such Reduction Notice shall designate (i) the date (the "PROPOSED REDUCTION DATE") upon which any such reduction of Aggregate Principal shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Principal to be reduced which shall be applied ratably to the Loans of the Conduits and the Liquidity Banks in accordance with the amount of principal (if any) owing to the Conduits (ratably, based on their Group's Percentage of such reduction), on the one hand, and the amount of principal (if any) owing to the Liquidity Banks (ratably, based on their respective Pro Rata Shares of their Group's Percentage of such reduction), on the other hand (the "AGGREGATE REDUCTION"). Only one (1) Reduction Notice with respect to any Proposed Reduction Date shall be outstanding at any time.

     Section 1.4 Deemed Collections; Borrowing Limit.

          (a) If on any day:

               (i) the Outstanding Balance of any Receivable is reduced as a result of any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof, or

               (ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

               (iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

               (iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than receipt of Collections thereon or such Receivable becoming a Defaulted Receivable), or

               (v) any of the representations or warranties of Borrower set forth in Section 5.1(i), (j), (r), (s), (t) or (u) were not true when made with respect to any Receivable,

then, on such day, Borrower shall be deemed to have received a Collection of such Receivable (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of clause (v) above, in the amount of the Outstanding Balance of such Receivable and, effective as of the date on which the next succeeding Monthly Report is required to be delivered, the Borrowing Base shall be reduced by the amount of such Deemed Collection.

          (b) Borrower shall ensure that the Aggregate Principal at no time exceeds the Borrowing Limit. If at any time the aggregate outstanding principal amount of the Loans from any Group exceeds such Group's Conduit Allocation Limit, or the aggregate principal amount of the Loans outstanding from such Group's Conduit exceeds the Liquidity Commitments of such Group's Liquidity Banks pursuant to such Group's Liquidity Agreement divided by 102%, Borrower shall prepay such Loans by wire transfer to the applicable Co-Agent received not later than 12:00 noon (New York City time) on the next succeeding Settlement Date of an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid (as allocated by the applicable Co-Agent), such that after giving effect to such payment the Aggregate Principal is less than or equal to the Borrowing Limit and the applicable Conduit Group's Percentage of the Aggregate Principal is less than or equal to the applicable Group's Conduit Allocation Limit.

     Section 1.5 Payment Requirements. All amounts to be paid or deposited by any Loan Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York City time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Lender they shall be paid to the applicable Co-Agent Account, for the account of such Lender, until otherwise notified by such Co-Agent. Upon notice to Borrower, a Co-Agent may debit the Facility Account for all amounts due and payable to it hereunder. All computations of CP Costs, Interest, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

     Section 1.6 Advances; Ratable Loans; Funding Mechanics; Liquidity Fundings.

          (a) Each Advance hereunder shall be made on a pro rata basis in accordance with each Conduit Group's Percentage; PROVIDED THAT the first Advance on or after the date hereof will be made in such amounts that, after giving effect thereto, the principal balance then outstanding shall be ratable with such Percentages.

          (b) Each Advance hereunder shall consist of one or more Loans made by the Conduits and/or the applicable Liquidity Banks.

          (c) Each Lender funding any Loan shall wire transfer the principal amount of its Loan to its Co-Agent in immediately available funds as soon as possible and in no event later than 2:00 p.m. (New York City time) on the applicable Borrowing Date and, subject to such Co-Agent's receipt of such Loan proceeds, such Co-Agent shall wire transfer such funds to the account specified by Borrower in its Borrowing Notice promptly after receipt.

          (d) While it is the intent of each Conduit to fund and maintain each requested Advance through the issuance of its respective Commercial Paper, the parties acknowledge that if any Conduit is unable, or determines that it is undesirable, to issue Commercial Paper to fund all or any portion of its Loans, or is unable to repay such Commercial Paper upon the maturity thereof, such Conduit shall put all or any portion of its Loans to its Liquidity Banks at any time pursuant to its applicable Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans or LIBO Rate Loans, or a combination thereof, selected by Borrower in accordance with Article
IV. Regardless of whether a Liquidity Funding constitutes the direct funding of a Loan, an assignment of a Loan made by a Conduit or the sale of one or more participations in a Loan made by a Conduit, each Liquidity Bank in such Conduit's Group participating in a Liquidity Funding shall have the rights of a "Lender" hereunder with the same force and effect as if it had directly made a Loan to Borrower in the amount of its Liquidity Funding.

          (e) Nothing herein shall be deemed to commit any Conduit to make
Loans.

                                   ARTICLE II.
                            PAYMENTS AND COLLECTIONS

     Section 2.1 Payments. Borrower hereby promises to pay:

          (a) the Aggregate Principal on and after the Facility Termination Date as and when Collections are received;

          (b) the fees set forth in the Fee Letter on the dates specified therein;

          (c) all accrued and unpaid Interest on the Alternate Base Rate Loans on each Settlement Date applicable thereto;

          (d) all accrued and unpaid Interest on the LIBO Rate Loans on the last day of each Interest Period applicable thereto;

          (e) all accrued and unpaid CP Costs on the CP Rate Loans on each Settlement Date; and

          (f) all Broken Funding Costs and Indemnified Amounts upon demand.

     Section 2.2 Collections Prior to Amortization. On each Settlement Date prior to the Amortization Date, the Servicer shall deposit to the applicable Co-Agent Account, for distribution to the applicable Lenders, a portion of the Collections received by it during the preceding Settlement Period (after deduction of its Servicing Fee) equal to the sum of the following amounts for application to the Obligations in the order specified:

          FIRST, ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any) that are then due and owing,

          SECOND, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing to the applicable Conduit or its Co-Agent,

          THIRD, if required under Section 1.3 or 1.4, to the ratable reduction of the applicable Conduit's Percentage of the Aggregate Principal, and

          FOURTH, for the ratable payment of all other unpaid Obligations of Borrower, if any, that are then due and owing.

The balance, if any, shall be paid to Borrower or otherwise in accordance with Borrower's instructions. Collections applied to the payment of Obligations of Borrower shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.2, shall be shared ratably (within each priority) among the applicable Co-Agent and the Lenders in its Conduit Group in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

     Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the Secured Parties, all Collections received on such day. On and after the Amortization Date, the Servicer shall, on each Settlement Date and on each other Business Day specified by the Administrative Agent at the direction of any Co-Agent (after deduction of any accrued and unpaid Servicing Fee as of such date): (i) remit to the applicable Co-Agent Account the applicable Conduit Group's Percentage of the amounts set aside and held in trust pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Obligations of Borrower as follows:

          FIRST, to the reimbursement of the applicable Conduit Group's Percentage Share of the Administrative Agent's costs of collection and enforcement of this Agreement,

          SECOND, ratably to the payment of all accrued and unpaid CP Costs, Interest and Broken Funding Costs (if any),

          THIRD, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

          FOURTH, to the ratable reduction of such Conduit's Percentage of the Aggregate Principal,

          FIFTH, for the ratable payment of all other unpaid Obligations of Borrower, and

          SIXTH, after the Obligations of Borrower have been indefeasibly reduced to zero, to Borrower.

Collections applied to the payment of Obligations of Borrower shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.3, shall be shared ratably (within each priority) among the Co-Agents and the Lenders in accordance with the amount of such Obligations owing to each of them in respect of each such priority.

     Section 2.4 Payment Rescission. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the applicable Co-Agent Account (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus Interest on such amount at the Default Rate from the date of any such rescission, return or refunding.

                                  ARTICLE III.
                                 CONDUIT FUNDING

     Section 3.1 CP Costs. Borrower shall pay CP Costs with respect to the principal balance of the Loans from time to time outstanding. Each Loan of a Conduit that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the principal in respect of such Loan represents in relation to all assets held by such Conduit and funded substantially with related Pooled Commercial Paper on such day.

     Section 3.2 Calculation of CP Costs. Not later than the 3rd Business Day immediately preceding each Monthly Reporting Date, each Conduit shall calculate the aggregate amount of CP Costs applicable to its CP Rate Loans for the Calculation Period then most recently ended and shall notify Borrower of such aggregate amount.

     Section 3.3 CP Costs Payments. On each Settlement Date, Borrower shall pay to each of the Co-Agents (for the benefit of its respective Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the principal associated with all CP Rate Loans of such Conduit for the calendar month then most recently ended in accordance with Article II.

     Section 3.4 Default Rate. From and after the occurrence of an Amortization Event, all Loans of the Conduits shall accrue Interest at the Default Rate and shall cease to be CP Rate Loans.

                                   ARTICLE IV.
                             LIQUIDITY BANK FUNDING

     Section 4.1 Liquidity Bank Funding. Prior to the occurrence of an Amortization Event, the outstanding principal balance of each Liquidity Funding shall accrue interest for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until Borrower gives notice to the applicable Co-Agent of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Loan transferred to the Liquidity Banks by the applicable Conduit pursuant to the applicable Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable). If the applicable Liquidity Banks acquire by assignment from the applicable Conduit any Loan pursuant to the applicable Liquidity Agreement, each Loan so assigned shall each be deemed to have an Interest Period commencing on the date of any such assignment.

     Section 4.2 Interest Payments. On the Settlement Date for each Liquidity Funding, Borrower shall pay to the applicable Co-Agent (for the benefit of the Liquidity Banks in its Conduit Group) an aggregate amount equal to the accrued and unpaid Interest for the entire Interest Period of each such Liquidity Funding in accordance with Article II.

     Section 4.3 Selection and Continuation of Interest Periods.

          (a) With consultation from the applicable Co-Agent, Borrower shall from time to time request Interest Periods for the Liquidity Fundings, PROVIDED THAT if at any time any Liquidity Funding is outstanding, Borrower shall always request Interest Periods such that at least one Interest Period shall end on the date specified in clause (A) of the definition of Settlement Date.

          (b) Borrower or the applicable Co-Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of an Interest Period (the "TERMINATING TRANCHE") for any Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity Funding with a new Liquidity Funding to be made by the Liquidity Banks on the day such Terminating Tranche ends.

     Section 4.4 Liquidity Bank Interest Rates. Borrower may select the LIBO Rate or the Alternate Base Rate for each Liquidity Funding. Borrower shall by 12:00 noon (New York time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Interest Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Interest Rate, give the applicable Co-Agent irrevocable notice of the new Interest Rate for the Liquidity Funding associated with such Terminating Tranche. Until Borrower gives notice to the Applicable Co-Agent of another Interest Rate, the initial Interest Rate for any Loan transferred to the applicable Liquidity Banks pursuant to the applicable Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable).

     Section 4.5 Suspension of the LIBO Rate

          (a) If any Liquidity Bank notifies its applicable Co-Agent that it has determined that funding its Pro Rata Share of its Conduit Group's Percentage of the Liquidity Fundings at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Liquidity Funding at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such LIBO Rate, then such Co-Agent shall suspend the availability of such LIBO Rate and require Borrower to select the Alternate Base Rate for any Liquidity Funding of such Liquidity Bank accruing Interest at such LIBO Rate.

          (b) If less than all of the Liquidity Banks of any applicable Conduit Group give a notice to such Group's Co-Agent pursuant to Section 4.5(a), each Liquidity Bank which gave such a notice shall be obliged, at the request of Borrower, the applicable Conduit or the applicable Co-Agent, to assign all of its rights and obligations hereunder to (i) another Liquidity Bank in its Conduit Group or (ii) another funding entity nominated by Borrower or the applicable Co-Agent that is an Eligible Assignee willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; PROVIDED THAT (i) the notifying Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of all Obligations owing to it (whether due or accrued), and (ii) the replacement Liquidity Bank otherwise satisfies the requirements of Section 12.1(b).

     Section 4.6 Default Rate. From and after the occurrence of an Amortization Event, all Liquidity Fundings shall accrue Interest at the Default Rate.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

     Section 5.1 Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants to the Agents and the Lenders, as to itself, as of the date hereof, as of the date of each Advance and as of each Settlement Date that:

          (a) Existence and Power. Such Loan Party's jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Loan Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Loan Party is validly existing and in good standing under the laws of its state of organization. Such Loan Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.

          (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower's use of the proceeds of Advances made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party has been duly executed and delivered by such Loan Party.

          (c) No Conflict. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Loan Party's knowledge, threatened, against or affecting such Loan Party, or any of its properties, in or before any court, arbitrator or other body, that would reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default with respect to any order of any court, arbitrator or governmental body.

          (f) Binding Effect. This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) Accuracy of Information. All information heretofore furnished by such Loan Party or any of its Affiliates to the Agents or the Lenders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Loan Party or any of its Affiliates to the Agents or the Lenders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          (h) Use of Proceeds. Borrower represents and warrants that no proceeds of any Advance hereunder will be used (i) for a purpose that violates, or would be inconsistent with, (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i) Good Title. Borrower represents and warrants that: (i) Borrower is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents, and (ii) there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower's ownership interest in each Receivable, its Collections and the Related Security.

          (j) Perfection. Borrower represents and warrants that: (i) this Agreement is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim except as created by the Transactions Documents, and (ii) there have been or (within 2 Business Days after the date of any Advance) will be duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (on behalf of the Secured Parties) security interest in the Collateral. Each of the Loan Parties represents and warrants that such Loan Party's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

          (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by
Section 14.4(a) has been taken and completed. Borrower's Federal Employer Identification Number is correctly set forth on Exhibit III.

          (l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock-Box, are listed on
Exhibit III to the Receivables Sale Agreement. While Borrower has granted Servicer access to the Lock-Boxes and Collection Accounts prior to delivery of a Collection Notice, Borrower has not granted any Person, other than the Administrative Agent or the TPF Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

          (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since June 30, 2005, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Borrower, (B) the ability of Borrower to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

          (n) Names. Borrower represents and warrants that: (i) the name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized, and (ii) in the past five (5) years, Borrower has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

          (o) Ownership of Borrower. Rock-Tenn Company owns, directly or indirectly, 100% of the issued and outstanding Equity Interest of Borrower, free and clear of any Adverse Claim. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Borrower.

          (p) Not a Holding Company or an Investment Company. Such Loan Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Loan Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

          (q) Compliance with Law. Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Borrower represents and warrants that each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.

          (r) Compliance with Credit and Collection Policy. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Administrative Agent has been notified in accordance with Section 7.1(a)(vii).

          (s) Payments to Applicable Originator. Borrower represents and warrants that: (i) with respect to each Receivable transferred to Borrower under the Receivables Sale Agreement, Borrower has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt, and (ii) no transfer by any Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

          (t) Enforceability of Contracts. Borrower represents and warrants that each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

          (v) Borrowing Limit. Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Borrowing Limit.

          (w) Accounting. The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize the true sale analysis.

     Section 5.2 Liquidity Bank Representations and Warranties. Each Liquidity Bank hereby represents and warrants to the Agents, Conduits and the Loan Parties that:

          (a) Existence and Power. Such Liquidity Bank is a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all organizational power to perform its obligations hereunder and under the Liquidity Agreement.

          (b) No Conflict. The execution and delivery by such Liquidity Bank of this Agreement and the Liquidity Agreement and the performance of its obligations hereunder and thereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate
(i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement and the Liquidity Agreement have been duly authorized, executed and delivered by such Liquidity Bank.

          (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Liquidity Bank of this Agreement or the Liquidity Agreement and the performance of its obligations hereunder or thereunder.

          (d) Binding Effect. Each of this Agreement and the Liquidity Agreement constitutes the legal, valid and binding obligation of such Liquidity Bank enforceable against such Liquidity Bank in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI.
                             CONDITIONS OF ADVANCES

     Section 6.1 Conditions Precedent to Initial Advance. The initial Advance under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Advance those documents listed on Schedule A to the Receivables Sale Agreement and those documents listed on Schedule B to this Agreement, (b) the Rating Agency Condition shall have been satisfied, and (c) the Administrative Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

     Section 6.2 Conditions Precedent to All Advances. Each Advance and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Administrative Agent on or prior to the date thereof, in form and substance satisfactory to the Administrative Agent, all Monthly Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred;
(c) the Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):

               (i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Advance (or such Settlement Date, as the case may be) as though made on and as of such date;

               (ii) no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute (A) an Amortization Event or (B) an Unmatured Amortization Event; and

               (iii) after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Borrowing Limit.

                                  ARTICLE VII.
                                    COVENANTS

     Section 7.1 Affirmative Covenants of the Loan Parties. Until the Final Payout date, each Loan Party hereby covenants, as to itself, as set forth below:

          (a) Financial Reporting. Such Loan Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative
Agent:

               (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years: (A) audited, unqualified, consolidated financial statements (which shall include consolidated balance sheets, statements of income and retained earnings and a statement of cash flows) for Rock-Tenn Company for such fiscal year certified in a manner acceptable to the Administrative Agent by independent public accountants reasonably acceptable to the Administrative Agent, and (B) financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Borrower for such fiscal year certified in a manner acceptable to the Administrative Agent by independent public accountants reasonably acceptable to the Administrative Agent.

               (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years:
     (A) consolidated balance sheets of Rock-Tenn Company as at the close of each such period and consolidated statements of income and retained earnings and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, and (B) balance sheets of Borrower as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by such Loan Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Loan Party copies of all financial statements, reports and proxy statements so furnished.

               (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which any Loan Party or any of its Affiliates files with the Securities and Exchange Commission.

               (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or any Lender, copies of the same.

               (vii) Change in Credit and Collection Policy. At least thirty
     (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrative Agent's consent thereto.

               (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Loan Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent and the Lenders under or as contemplated by this Agreement.

          (b) Notices. Such Loan Party will notify the Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

               (i) Amortization Events or Unmatured Amortization Events. The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Loan Party.

               (ii) Termination Date. The occurrence of the Termination Date under the Receivables Sale Agreement.

               (iii) Notices under Receivables Sale Agreement. Copies of all notices delivered under the Receivables Sale Agreement.

               (iv) Downgrade of Performance Guarantor. Any downgrade in the rating of any Debt of Performance Guarantor by S&P or Moody's, setting forth the Debt affected and the nature of such change.

               (v) Material Adverse Effect. The occurrence of any other event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

          (c) Compliance with Laws and Preservation of Corporate Existence. Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Such Loan Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify would not reasonably be expected to have a Material Adverse Effect.

          (d) Audits. Such Loan Party will furnish to each of the Co-Agents from time to time such information with respect to it and the Receivables as the Co-Agents may reasonably request. Such Loan Party will, from time to time during regular business hours as requested by either of the Co-Agents upon reasonable notice and at the sole cost of such Loan Party, permit each of the Co-Agents, or its agents or representatives (and shall cause each Originator to permit each of the Co-Agents or its agents or representatives): (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Collateral, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Collateral or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Borrower or the Servicer having knowledge of such matters (each of the foregoing examinations and visits, a "REVIEW"); PROVIDED, HOWEVER, that, so long as no Amortization Event has occurred and is continuing,
(A) the Loan Parties shall only be responsible for the costs and expenses of one
(1) Review in any one calendar year, and (B) the Co-Agents will not request more than four (4) Reviews in any one calendar year.

          (e) Keeping and Marking of Records and Books.

               (i) The Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause each Originator to) give the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) Such Loan Party will (and will cause each Originator to):
     (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Agents, describing the Administrative Agent's security interest in the Collateral and (B) upon the request of the Agents following the occurrence of an Amortization Event: (x) mark each Contract with a legend describing the Administrative Agent's security interest and (y) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

          (f) Compliance with Contracts and Credit and Collection Policy. Such Loan Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (g) Maintenance and Enforcement of Receivables Sale Agreement and Performance Undertaking. Borrower will maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent. Borrower will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agents and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as any of the Agents may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

          (h) Ownership. Borrower will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral purchased under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower's interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Borrower therein as any of the Agents may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as any of the Agents may reasonably request.

          (i) Lenders' Reliance. Borrower acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon Borrower's identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all reasonable steps, including, without limitation, all steps that any Agent or any Lender may from time to time reasonably request, to maintain Borrower's identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than Borrower) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower will:

               (i) maintain books, financial records and bank accounts in a manner so that it will not be difficult or costly to segregate, ascertain and otherwise identify the assets and liabilities of Borrower;

               (ii) not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other person or entity except for payments that may be received in any Lock-Box prior to 30 days after the date of this Agreement;

               (iii) observe all appropriate corporation procedures and formalities;

               (iv) pay its own liabilities, losses and expenses only out of its own funds;

               (v) maintain separate annual and quarterly financial statements prepared in accordance with generally accepted accounting principles, consistently applied, showing its assets and liabilities separate and distinct from those of any other person or entity;

               (vi) pay or bear the cost (or if such statements are consolidated, the pro-rata cost) of the preparation of its financial statements, and have such financial statements audited by a certified public accounting firm that is not affiliated with Borrower or its Affiliates;

               (vii) not guarantee or become obligated for the debts or obligations of any other entity or person;

               (viii) not hold out its credit as being available to satisfy the debts or obligations of any other person or entity;

               (ix) hold itself out as an entity separate and distinct from any other person or entity (including its Affiliates);

               (x) correct any known misunderstanding regarding its separate identity;

               (xi) use separate stationery, business cards, purchase orders, invoices, checks and the like bearing its own name;

               (xii) compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;

               (xiii) to the extent that Borrower and any of its Affiliates occupy any premises in the same location, allocate fairly, appropriately and nonarbitrarily any rent and overhead expenses among and between such entities with the result that each entity bears its fair share of all such rent and expenses;

               (xiv) to the extent that Borrower and any of its Affiliates share the same officers, allocate fairly, appropriately and nonarbitrarily any salaries and expenses related to providing benefits to such officers between or among such entities, with the result that each such entity will bear its fair share of the salary and benefit costs associated with all such common or shared officers;

               (xv) to the extent that Borrower and any of its Affiliates jointly contract or do business with vendors or service providers or share overhead expenses, allocate fairly, appropriately and nonarbitrarily any costs and expenses incurred in so doing between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses;

               (xvi) to the extent Borrower contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of its Affiliates, allocate fairly, appropriately and nonarbitrarily any costs incurred in so doing to the entity for whose benefit such goods or services are provided, with the result that each such entity bears its fair share of all such costs;

               (xvii) not make any loans to any person or entity (other than such intercompany loans between Borrower and each Originator contemplated by this Agreement) or buy or hold any indebtedness issued by any other person or entity (except for cash and investment-grade securities);

               (xviii) conduct its own business in its own name;

               (xix) hold all of its assets in its own name;

               (xx) maintain an arm's-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;

               (xxi) not pledge its assets for the benefit of any other Person;

               (xxii) not identify itself as a division or department of any other entity;

               (xxiii) maintain adequate capital in light of its contemplated business operations and in no event less than the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained;

               (xxiv) conduct transactions between Borrower and third parties in the name of Borrower and as an entity separate and independent from each of its Affiliates;

               (xxv) cause representatives and agents of Borrower to hold themselves out to third parties as being representatives or agents, as the case may be, of Borrower;

               (xxvi) cause transactions and agreements between Borrower, on the one hand, and any one or more of its Affiliates, on the other hand (including transactions and agreements pursuant to which the assets or property of one is used or to be used by the other), to be entered into in the names of the entities that are parties to the transaction or agreement, to be formally documented in writing and to be approved in advance by the Board (including the affirmative vote of the Independent Director);

               (xxvii) cause the pricing and other material terms of all such transactions and agreements to be established at the inception of the particular transaction or agreement on commercially reasonable terms (substantially similar to the terms that would have been established in a transaction between unrelated third parties) by written agreement (by formula or otherwise);

               (xxviii) not acquire or assume the obligations or acquire the securities of its Affiliates or owners, including partners of its Affiliates, provided, however, that notwithstanding the foregoing, Borrower is authorized to engage in and consummate each of the transactions contemplated by each Transaction Document and Borrower is authorized to perform its obligations under each Transaction Document;

               (xxix) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

               (xxx) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary; and

               (xxxi) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by King & Spalding, as counsel for Borrower, in connection with the closing or initial Advance under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

          (j) Collections. Such Loan Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect; PROVIDED, HOWEVER, that the Collection Account at Wachovia need not be subject to a Collection Account Agreement until December 9, 2005. In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of

Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two
(2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agents and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent or the TPF Agent as contemplated by this Agreement and except for access granted to Servicer prior to delivery of Collection Notices.

          (k) Taxes. Such Loan Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Borrower will pay when due any and all present and future stamp, documentary, and other similar taxes and governmental charges payable in connection with the Receivables, and hold each of the Indemnified Parties harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes and governmental charges.

          (l) Payment to Applicable Originator. With respect to any Receivable purchased by Borrower from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

     Section 7.2 Negative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:

          (a) Name Change, Offices and Records. Such Loan Party will not change its name, identity or structure (within the meaning of any applicable enactment of the UCC), relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Administrative Agent's security interest, for the benefit of the Secured Parties, in the Receivables, Related Security and Collections, or change any office where Records are kept unless it shall have: (i) given the Agents at least forty-five
(45) days' prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by any Agent in connection with such change or relocation.

          (b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection

Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

          (c) Modifications to Contracts and Credit and Collection Policy. Such Loan Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

          (d) Sales, Liens. Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.

          (e) Use of Proceeds. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) making demand loans to the Parent or the Originators at any time prior to the Facility Termination Date while no Amortization Event or Unmatured Amortization Event exists and is continuing, (iii) paying its ordinary and necessary operating expenses when and as due, and (iv) making Restricted Junior Payments to the extent permitted under this Agreement.

          (f) Termination Date Determination. Borrower will not designate the Termination Date, or send any written notice to any Originator in respect thereof, without the prior written consent of the Administrative Agent, except with respect to the occurrence of a Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

          (g) Restricted Junior Payments. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower's Net Worth (as defined in the Receivables Sale Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).

          (h) Borrower Debt. Borrower will not incur or permit to exist any Debt or liability on account of deposits except: (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

                                  ARTICLE VIII.
                          ADMINISTRATION AND COLLECTION

     Section 8.1 Designation of Servicer.

          (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section 8.1. Converting is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. After the occurrence of an Amortization Event, the Co-Agents may at any time designate as Servicer any Person to succeed Converting or any successor Servicer PROVIDED THAT the Rating Agency Condition is satisfied.

          (b) Without the prior written consent of the Agents and the Required Liquidity Banks, Converting shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than Shared Services, LLC and, with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. Notwithstanding the foregoing, so long as Converting remains the Servicer hereunder: (i) Converting shall be and remain liable to the Agents and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Lenders shall be entitled to deal exclusively with Converting in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.

     Section 8.2 Duties of Servicer.

          (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VIII to the Receivables Sale Agreement with each bank party to a Collection Account at any time; PROVIDED, HOWEVER, that the Collection Account at Wachovia need not be subject to a Collection Account Agreement until December 9, 2005. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, any Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

          (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of any Agent, segregate, in a manner acceptable to the Agents, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

          (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; PROVIDED, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agents or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Amortization Event, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (e) The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent following the occurrence of an Amortization Event, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds received with respect to Debt not constituting Receivables or proceeds of Collateral. The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.

          (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by a Co-Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

     Section 8.3 Collection Notices. The Administrative Agent and, if applicable, the TPF Agent are authorized at any time after the occurrence of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers to the Administrative Agent and, if applicable, the TPF Agent for the benefit of the Agents and the Lenders, effective when the Administrative Agent or, if applicable, the TPF Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Borrower whose signature appears on a Collection Account

Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (i) at any time after delivery of the Collection Notices, to endorse Borrower's name on checks and other instruments representing Collections, (ii) at any time after the occurrence of an Amortization Event, to enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence of an Amortization Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower.

     Section 8.4 Responsibilities of Borrower. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent on behalf of the Co-Agents and the Lenders of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower. Moreover, the ultimate responsibility for the servicing of the Receivables shall be borne by Borrower.

     Section 8.5 Monthly Reports. The Servicer shall prepare and forward to the Agents (i) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (ii) at such times as the Co-Agents shall reasonably request, a listing by Obligor of all Receivables together with an aging of such Receivables.

     Section 8.6 Servicing Fee. As compensation for the Servicer's servicing activities on their behalf, Borrower shall pay the Servicer the Servicing Fee, which fee shall be paid from Collections in arrears on each Settlement Date.

                                   ARTICLE IX.
                               AMORTIZATION EVENTS

     Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

          (a) Any Loan Party or Performance Guarantor shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and, for any such payment or deposit which is not in respect of principal, such failure continues for 3 consecutive Business Days.

          (b) Any representation, warranty, certification or statement made by Performance Guarantor or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been materially incorrect when made or deemed made; PROVIDED that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty that itself contains a materiality threshold.

          (c) Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

          (d) Any Loan Party or Performance Guarantor shall fail to perform or observe any other covenant or agreement under any Transaction Documents and such failure shall remain unremedied for 30 days after the earlier of (i) an Executive Officer of any of such Persons obtaining knowledge thereof, or (ii) written notice thereof shall have been given to any Loan Party or Performance Guarantor by any of the Agents or any Lender.

          (e) Failure of Borrower to pay any Debt (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Debt to cause, such Debt to become due prior to its stated maturity; or any such Debt of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (f) Failure of Performance Guarantor or the Servicer or any of their respective Subsidiaries other than Borrower to pay Debt in excess of $10,000,000 in aggregate principal amount (hereinafter, "MATERIAL DEBT") when due; or the default by Performance Guarantor or any of its Subsidiaries other than Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause, such Material Debt to become due prior to its stated maturity; or any Material Debt of Performance Guarantor, the Servicer or any of their respective Subsidiaries other than Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (g) An Event of Bankruptcy shall occur with respect to Performance Guarantor or any Loan Party.

          (h) As at the end of any Calculation Period:

               (i) the three-month rolling average Delinquency Ratio shall exceed 5.75%,

               (ii) the three-month rolling average Default Ratio shall exceed 3.00%, or

               (iii) the three-month rolling average Dilution Ratio shall exceed 4.50%.

          (i) A Change of Control shall occur.

          (j) (i) One or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against Borrower or (ii) one or more final judgments for the payment of money in an amount in excess of $10,000,000, individually or in the aggregate, shall be entered against Performance Guarantor or any of its Subsidiaries (other than Borrower on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

          (k) The "TERMINATION DATE" shall occur under the Receivables Sale Agreement as to any Material Originator or any Material Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Borrower under the Receivables Sale Agreement.

          (l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral.

          (m) On any Settlement Date, after giving effect to payments made under
Section 1.4(b) on such date and the turnover of Collections by the Servicer on such date and the application thereof to the Obligations in accordance with this Agreement, the Aggregate Principal shall exceed the Borrowing Limit.

          (n) The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of its obligations thereunder.

          (o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within fifteen (15) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral.

          (p) Any Plan of Performance Guarantor or any of its ERISA Affiliates:

               (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
     Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

               (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

               (iii) shall require Performance Guarantor or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

               (iv) results in a liability to Performance Guarantor or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

          (q) Any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to Borrower on the date of this Agreement or (ii) has, or would be reasonably expected to have, a Material Adverse Effect.

          (r) Except as otherwise permitted in Section 7.1(j), any Collection Account fails to be subject to a Collection Account Agreement at any time.

     Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of any of the Co-Agents or the Required Liquidity Banks shall, take any of the following actions: (i) replace the Person then acting as Servicer if the Administrative Agent has not already done so, (ii) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; PROVIDED, HOWEVER, that upon the occurrence of an Event of Bankruptcy with respect to any Loan Party, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (iii) deliver the Collection Notices to the Collection Banks, (iv) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) notify Obligors of the Administrative Agent's security interest in the Receivables and other Collateral. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agents and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X.
                                 INDEMNIFICATION

     Section 10.1 Indemnities by the Loan Parties. Without limiting any other rights that the Administrative Agent or any Lender may have hereunder or under applicable law, (A) Borrower hereby agrees to indemnify (and pay upon demand to) each of the Agents, each of the Conduits, each of the Liquidity Banks and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees actually incurred (which attorneys may be employees of the Administrative Agent or such Lender) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Lender of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder EXCLUDING, HOWEVER, in all of the foregoing instances under the preceding clauses (A) and (B):

          (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

          (c) taxes imposed on or measured by such Indemnified Party's net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof, and taxes imposed on or measured by such Indemnified Party's net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction in which such Indemnified Party's principal executive office is located or any political subdivision thereof;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of any Loan Party or limit the recourse of the Lenders to any Loan Party for amounts otherwise specifically provided to be paid by such Loan Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Agents and the Lenders for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Loan Party) relating to or resulting from:

               (i) any representation or warranty made by any Loan Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

               (ii) the failure by Borrower, the Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (iii) any failure of Borrower, the Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

               (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

               (v) any dispute, claim, offset or defense (other than a defense related to the financial condition, or discharge in bankruptcy, of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) the commingling of Collections of Receivables at any time with other funds;

               (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) any Amortization Event;

               (x) any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value to any Originator under the Receivables Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

               (xi) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Lenders, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

               (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

               (xiii) any action or omission by any Loan Party which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Collateral or the value of any Collateral;

               (xiv) any attempt by any Person to void any Advance or the Administrative Agent's security interest in the Collateral under statutory provisions or common law or equitable action; and

               (xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Notwithstanding the foregoing, (A) the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables; and (B) nothing in this Section 10.1 shall require Borrower to indemnify the Indemnified Parties for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, credit-worthiness or financial inability to pay of the applicable Obligor.

     Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of any Regulatory Change (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by
Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Co-Agent, Borrower shall pay to such Co-Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

     Section 10.3 Other Costs and Expenses. Subject to Section 7.1(d), Borrower shall pay to the Agents and the Conduits on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable fees and out-of-pocket expenses of legal counsel for the Agents and the Conduits (which such counsel may be employees of the Agents or the Conduits) with respect thereto and with respect to advising the Agents and the Conduits as to their respective rights and remedies under this Agreement. Borrower shall pay to the Agents on demand any and all costs and expenses of the Agents and the Lenders, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                   ARTICLE XI.
                                   THE AGENTS

     Section 11.1 Authorization and Action.

          (a) Each member of the Blue Ridge Group hereby irrevocably designates and appoints Wachovia Bank, National Association as Blue Ridge Agent hereunder and under the other Transaction Documents to which the Blue Ridge Agent is a party and authorizes the Blue

Ridge Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Blue Ridge Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the TPF Group hereby irrevocably designates and appoints SunTrust as TPF Agent hereunder and under the other Transaction Documents to which the TPF Agent is a party, and authorizes the TPF Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the TPF Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of any other Group that becomes a party to this Agreement after the date hereof shall designate and appoint an agent and authorize such agent to take such action on its behalf under the provision of the Transaction Documents, and to exercise such powers and perform such duties as are expressly delegated to such agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each of the Lenders and the Co-Agents hereby irrevocably designates and appoints Wachovia Bank, National Association as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and each Lender and Co-Agent that becomes a party to this Agreement hereafter ratifies such designation and appointment and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.

          (b) The provisions of this Article XI are solely for the benefit of the Agents and the Lenders, and none of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this
Article XI, except that this Article XI shall not affect any obligations which any of the Agents or Lenders may have to any of the Loan Parties under the other provisions of this Agreement.

          (c) In performing its functions and duties hereunder, (i) the Blue Ridge Agent shall act solely as the agent of the members of the Blue Ridge Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns, (ii) the TPF Agent shall act solely as the agent of the members of the TPF Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns,
(iii) the agent for the member of any Group that becomes a party hereto after the date hereof shall act solely as the agent of the members of such Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or their respective successors or assigns, and (iv) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns.

     Section 11.2 Delegation of Duties. Each of the Agents may execute any of its duties under the Liquidity Agreement and each Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 11.3 Exculpatory Provisions. None of the Agents nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Loan Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. None of the Agents shall be under any obligation to any other Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Loan Parties. None of the Agents shall be deemed to have knowledge of any Amortization Event or Unmatured Amortization Event unless such Agent has received notice from Borrower, another Agent or a Lender.

     Section 11.4 Reliance by Agents.

          (a) Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by such Agent. Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of such of the Lenders or Liquidity Banks in its Group as it deems appropriate and it shall first be indemnified to its satisfaction by the Liquidity Banks in its Group against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action, PROVIDED THAT unless and until an Agent shall have received such advice, such Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Lenders.

          (b) The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Co-Agents or the Required Liquidity Banks or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          (c) Any action taken by any of the Agents in accordance with Section
11.4 shall be binding upon all of the Agents and the Lenders.

     Section 11.5 Non-Reliance on Other Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by such Agent. Each Lender represents and warrants to each Agent that it has and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Borrower and made its own decision to enter into the Liquidity Agreement, the Transaction Documents and all other documents related thereto.

     Section 11.6 Reimbursement and Indemnification. Each Liquidity Banks agree to reimburse and indemnify (a) its applicable Co-Agent, (b) the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares of their Conduit Group's Percentage of the Obligations, to the extent not paid or reimbursed by the Loan Parties (i) for any amounts for which such Agent, acting in its capacity as Agent, is entitled to reimbursement by the Loan Parties hereunder and (ii) for any other expenses incurred by such Agent, in its capacity as Agent and acting on behalf of the Lenders, in connection with the administration and enforcement of the Liquidity Agreements and the Transaction Documents.

     Section 11.7 Agents in their Individual Capacities. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate of Borrower as though such Agent were not an Agent hereunder. With respect to the making of Loans pursuant to this Agreement, each of the Agents shall have the same rights and powers under the Liquidity Agreements and the Transaction Documents in its individual capacity as any Lender and may exercise the same as though it were not an Agent, and the terms "LIQUIDITY BANK," "LENDER," "LIQUIDITY BANKS" and "LENDERS" shall include each of the Agents in its individual capacity.

     Section 11.8 Conflict Waivers. Each Co-Agent acts, or may in the future act: (i) as administrative agent for such Co-Agent's Conduit, (ii) as issuing and paying agent for such Conduit's Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Conduit's Commercial Paper and (iv) to provide other services from time to time for such Conduit (collectively, the "CO-AGENT ROLES"). Without limiting the generality of Sections 11.1 and 11.8, each of the other Agents and the Lenders hereby acknowledges and consents to any and all Co-Agent Roles and agrees that in connection with any Co-Agent Role, a Co-Agent may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for its Conduit, the giving of notice to the Liquidity Banks in its Group of a mandatory purchase pursuant to the Liquidity Agreement for such Group, and hereby acknowledges that neither the applicable Co-Agent nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than its Conduit) arising out of any Co-Agent Roles.

     Section 11.9 UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

     Section 11.10 Successor Administrative Agent. The Administrative Agent, upon five (5) days' notice to the Loan Parties, the other Agents and the Lenders, may voluntarily resign and may be removed at any time, with or without cause, by the Required Liquidity Lenders; PROVIDED, HOWEVER, that Wachovia shall not voluntarily resign as the Administrative Agent so long as any of the Liquidity Commitments remain in effect or Blue Ridge has any outstanding Loans. If the Administrative Agent (other than Wachovia) shall voluntarily resign or be removed as Agent under this Agreement, then the Required Liquidity Lenders during such five-day period shall appoint, with the consent of Borrower from among the remaining Liquidity Banks, a successor Administrative Agent, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. Upon resignation or replacement of any Agent in accordance with this Section 11.10, the retiring Administrative Agent shall execute such UCC-3 assignments and amendments, and assignments and amendments of the Liquidity Agreements and the Transaction Documents, as may be necessary to give effect to its replacement by a successor Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  ARTICLE XII.
                           ASSIGNMENTS; PARTICIPATIONS

     Section 12.1 Assignments.

          (a) Each of the Agents, the Loan Parties and the Liquidity Banks hereby agrees and consents to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks in its Group pursuant to its Liquidity Agreement.

          (b) Any Liquidity Bank may at any time and from time to time assign to one or more Eligible Assignees (each, a "PURCHASING LIQUIDITY BANK") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement substantially in the form set forth in Exhibit V hereto (an "ASSIGNMENT AGREEMENT") executed by such Purchasing Liquidity Bank and such selling Liquidity Bank; PROVIDED, HOWEVER, that any assignment of a

Liquidity Bank's rights and obligations hereunder shall include a pro rata assignment of its rights and obligations under the applicable Liquidity Agreement. The consent of the applicable Conduit shall be required prior to the effectiveness of any such assignment by a Liquidity Bank in such Conduit's Group. Each assignee of a Liquidity Bank must (i) be an Eligible Assignee and
(ii) agree to deliver to the applicable Co-Agent, promptly following any request therefor by the applicable Co-Agent or the applicable Conduit, an enforceability opinion in form and substance satisfactory to such Co-Agent and such Conduit. Upon delivery of an executed Assignment Agreement to the applicable Co-Agent, such selling Liquidity Bank shall be released from its obligations hereunder and under the Liquidity Agreement to the extent of such assignment. Thereafter the Purchasing Liquidity Bank shall for all purposes be a Liquidity Bank party to this Agreement and the applicable Liquidity Agreement and shall have all the rights and obligations of a Liquidity Bank hereunder and thereunder to the same extent as if it were an original party hereto and thereto and no further consent or action by Borrower, the Lenders or the Agents shall be required.

          (c) Each of the Liquidity Banks agrees that in the event that it shall suffer a Downgrading Event, such Downgraded Liquidity Bank shall be obliged, at the request of the applicable Conduit, Co-Agent or Borrower, to (i) collateralize its Commitment and its Liquidity Commitment in a manner acceptable to the applicable Co-Agent, or (ii) assign all of its rights and obligations hereunder and under the Liquidity Agreement to an Eligible Assignee nominated by the applicable Co-Agent or a Loan Party and acceptable to the applicable Conduit and willing to participate in this Agreement and the Liquidity Agreement through the Liquidity Termination Date in the place of such Downgraded Liquidity Bank; PROVIDED THAT the Downgraded Liquidity Bank receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Liquidity Bank's Pro Rata Share of such Liquidity Bank's Group's Percentage of the Obligations owing to the Liquidity Banks of such Group; PROVIDED FURTHER THAT if either conditions set forth above in clause (i) or (ii) is not met with respect in such Downgraded Liquidity Bank, the Liquidity Termination Date shall not occur if (x) the Groups that do not have a Downgraded Liquidity Bank as a member elect to increase their Conduit Allocation Limit and the related Liquidity Commitments in such amounts that total the then existing Aggregate Commitment, (y) the Aggregate Commitment is reduced by an amount equal to the commitments of the Liquidity Banks in such Downgraded Liquidity Bank's Group, or (z) another Conduit Group agrees to replace such Downgraded Liquidity Bank's Conduit Group on the terms and conditions set forth herein (except for any amendments or modifications as are acceptable to the remaining Conduit Groups, in their sole discretion), in each case, prior to the end of the thirty day period set forth in the definition of "Liquidity Termination Date" and with the consent of the remaining Conduit Groups (which consent shall be in such Conduit Group's sole discretion).

          (d) No Loan Party may assign any of its rights or obligations under this Agreement without the prior written consent of each of the Agents and each of the Lenders and without satisfying the Rating Agency Condition, if applicable.

     Section 12.2 Participations. Any Liquidity Bank may, in the ordinary course of its business at any time sell to one or more Persons (each, a "PARTICIPANT") participating interests in its Pro Rata Share of its Group's Percentage of Aggregate Commitment, its Loans, its Liquidity Commitment or any other interest of such Liquidity Bank hereunder or under the Liquidity Agreement. Notwithstanding any such sale by a Liquidity Bank of a participating interest to a Participant, such Liquidity Bank's rights and obligations under this Agreement and such Liquidity Agreement shall remain unchanged, such Liquidity Bank shall remain solely responsible for the performance of its obligations hereunder and under the Liquidity Agreement, and the Loan Parties, the Conduits and the Agents shall continue to deal solely and directly with such Liquidity Bank in connection with such Liquidity Bank's rights and obligations under this Agreement and the applicable Liquidity Agreement. Each Liquidity Bank agrees that any agreement between such Liquidity Bank and any such Participant in respect of such participating interest shall not restrict such Liquidity Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

                                  ARTICLE XIII.
                                SECURITY INTEREST

     Section 13.1 Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower's right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing (collectively, the "COLLATERAL").

     Section 13.2 Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to Borrower such UCC termination statements as may be necessary to terminate the Administrative Agent's security interest in and Lien upon the Collateral, all at Borrower's expense. Upon the Final Payout Date, all right, title and interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.

                                  ARTICLE XIV.
                                  MISCELLANEOUS

     Section 14.1 Waivers and Amendments.

          (a) No failure or delay on the part of any Agent or any Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 14.1(b). The Conduits, Borrower and the Administrative Agent, at the direction of the Required Liquidity Banks, may enter into written modifications or waivers of any provisions of this Agreement, PROVIDED, HOWEVER, that no such modification or waiver shall:

               (i) without the consent of each affected Lender, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or any CP Costs (or any component of Interest or CP Costs), (C) reduce any fee payable to any Agent for the benefit of the Lenders, (D) except pursuant to Article XII hereof, change the amount of the principal of any Lender, any Liquidity Bank's Pro Rata Share or any Liquidity Bank's Commitment, (E) amend, modify or waive any provision of the definition of Required Liquidity Banks or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (G) change the definition of "ELIGIBLE RECEIVABLE," "LOSS RESERVE," "DILUTION RESERVE," "YIELD RESERVE," "SERVICING RESERVE," "SERVICING FEE RATE," "REQUIRED RESERVE" or "REQUIRED RESERVE FACTOR FLOOR" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

               (ii) without the written consent of any affected Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent,

AND ANY MATERIAL AMENDMENT, WAIVER OR OTHER MODIFICATION OF THIS AGREEMENT SHALL REQUIRE SATISFACTION OF THE RATING AGENCY CONDITION, TO THE EXTENT THE RATING AGENCY CONDITION IS REQUIRED OF ANY CONDUIT. Notwithstanding the foregoing, (i) without the consent of the Liquidity Banks, but with the consent of Borrower, the applicable Co-Agent may direct the Administrative Agent to amend this Agreement solely to add additional Persons as Liquidity Banks hereunder and (ii) the Agents, the Required Liquidity Banks and the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII,
Section 14.13 or any other provision of this Agreement without the consent of Borrower, PROVIDED THAT such amendment has no negative impact upon Borrower. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders and the Agents.

     Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this
Section 14.2. Borrower hereby authorizes the Co-Agents to effect Advances and Interest Period and Interest Rate selections based on telephonic notices made by any Person whom the applicable Co-Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to the applicable Co-Agent a written confirmation of each telephonic notice signed by an authorized officer of Borrower; PROVIDED, HOWEVER, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the applicable Co-Agent, the records of the applicable Co-Agent shall govern absent manifest error.

     Section 14.3 Ratable Payments. If (a) any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender in such Lender's Group entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders in such Lender's Group so that after such purchase each Lender in such Group will hold its Pro Rata Share of such Obligations and (b) any Group, whether by set off or otherwise, has payment made to such Group (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Group entitled to receive a ratable share of such Obligations, the Lenders in such Group agree, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Groups so that after such purchase each Lender in such Group, taken together, will hold its Group's Percentage of such Obligations; PROVIDED THAT in the case of the preceding clauses (a) and (b), if all or any portion of such excess amount is thereafter recovered from such Lender or Group, as applicable, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 14.4 Protection of Administrative Agent's Security Interest.

          (a) Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any of the Agents may request, to perfect, protect or more fully evidence the Administrative Agent's security interest in the Collateral, or to enable the Agents or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower's expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Borrower or the Servicer (as applicable) shall, at any Lender's request, withhold the identity of such Lender in any such notification.

          (b) If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent's or such Lender's costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3. Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the

Lenders in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable.

     Section 14.5 Confidentiality.

          (a) Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Agents and the Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party's and such Lender's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

          (b) Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agents, the Conduits or the Liquidity Banks by each other, (ii) by the any of the Agents or the Lenders to any prospective or actual assignee or participant of any of them and (iii) by the Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia or SunTrust acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED THAT each such Person is informed of the confidential nature of such information. In addition, the Conduits, the Agents and the Lenders may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

     Section 14.6 Bankruptcy Petition. Borrower, the Servicer, the Administrative Agent and each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Conduit, the Agents or any Liquidity Bank, no claim may be made by any Loan Party or any other Person against any Conduit, the Agents or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF BORROWER OR THE SECURITY INTEREST OF THE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF GEORGIA.

     Section 14.9 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR GEORGIA STATE COURT SITTING IN FULTON COUNTY, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN FULTON COUNTY, GEORGIA.

     Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

     Section 14.11 Integration; Binding Effect; Survival of Terms.

          (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

     Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "ARTICLE," "SECTION," "SCHEDULE" or "EXHIBIT" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

     Section 14.13 Wachovia Roles. Each of the Liquidity Banks acknowledges that Wachovia acts, or may in the future act: (i) as administrative agent for Blue Ridge or any Liquidity Bank, (ii) as an issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper, and/or (iv) to provide other services from time to time for Blue Ridge or any Liquidity Bank (collectively, the "WACHOVIA ROLES"). Without limiting the generality of this Section 14.13, each Liquidity Bank hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Blue Ridge, and the giving of notice of a mandatory purchase pursuant to the Liquidity Agreements.

                            <signature pages follow>

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

ROCK-TENN FINANCIAL, INC., AS BORROWER


By: /s/ Nikolai Mondi
    ------------------------------------
Name: Nikolai Mondi
Title: Treasurer
Address: 5921 Grassy Creek Blvd.
         Winston-Salem,
         North Carolina 27105
         Attn: Gregory L. King
         Phone: (336)661-1700
         Fax: (336)661-0584


ROCK-TENN CONVERTING COMPANY,
AS SERVICER


By: /s/ Gregory L. King
    ------------------------------------
Name: Gregory L. King
Title: Vice President Risk Management,
       Treasurer and Assistant Secretary
Address: 504 Thrasher Street
         Norcross, Georgia 30071
         Attn: Gregory L. King
         Phone: (770)263-4480
         Fax: (770)246-4642

BLUE RIDGE ASSET FUNDING CORPORATION

BY: WACHOVIA CAPITAL MARKETS, LLC,
    ITS ATTORNEY-IN-FACT


By: /s/ Douglas R. Wilson, Sr.
    ------------------------------------
Name: Douglas R. Wilson, Sr.
Title: Vice President
ADDRESS: Blue Ridge Asset
         Funding Corporation
         301 S. College St.
         FLR TW 16 NC0171
         Charlotte, NC 28288
         Attn: Douglas R. Wilson, Sr.
         Phone: (704)374-2520
         Fax: (704)383-9579

                 WITH A COPY TO:

         Blue Ridge Asset
         Funding Corporation
         c/o AMACAR Group, L.L.C.
         6525 Morrison Blvd., Suite 318
         Charlotte, North Carolina 28211
         Attention: Douglas K. Johnson
         Phone: (704)365-0569
         Fax: (704)365-1362


WACHOVIA BANK, NATIONAL ASSOCIATION,
AS BLUE RIDGE AGENT, A LIQUIDITY BANK
AND AS ADMINISTRATIVE AGENT


By: /s/ Cecil Noble
    ------------------------------------
Name: Cecil Noble
Title: Vice President
Address: Wachovia Bank,
         National Association
         171 17th Street, N.W.,
         4th Floor
         Mail-stop GA4524
         Atlanta, Georgia 30363
         Attention: Cecil Noble
         Phone: (404)214-5449
         Fax: (404)214-5481

THREE PILLARS FUNDING LLC


By: /s/ Doris J. Hearn
    ------------------------------------
Name: Doris J. Hearn
Title: Vice President
Address: c/o AMACAR Group, L.L.C.
         6525 Morrison Boulevard
         Suite 319
         Charlotte, North Carolina 28211
         Attention: Doris J. Hearn
         Phone: (704)365-0569
         Fax: (704)365-1362


SUNTRUST CAPITAL MARKETS, INC.,
AS TPF AGENT, AND AS A LIQUIDITY BANK


By: /s/ James R. Bennison
    ------------------------------------
Name: James R. Bennison
Title: Managing Director
Address: SunTrust Capital Markets, Inc.
         24th Floor, MC3950
         303 Peachtree Street
         Atlanta, Georgia 30308
         Attention: Robert Anderson
         Phone: (404)588-7607
         Fax: (404)230-1344

                                    EXHIBIT I

                                   DEFINITIONS

          AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

          "ADJUSTED DILUTION RATIO" means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

          "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

          "ADVERSE CLAIM" means a Lien.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if (a) the controlling Person owns 10-50% of any class of voting securities of the controlled Person only if it also possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise, or (b) if the controlling Person owns more than 50% of any class of voting securities of the controlled Person.

          "AGENTS" has the meaning set forth in the preamble to this Agreement.

          "AGGREGATE COMMITMENT" means, on any date of determination, the aggregate amount of the Liquidity Banks' Commitments to make Loans hereunder. As of the date hereof, the Aggregate Commitment is $100,000,000.

          "AGGREGATE PRINCIPAL" means, on any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

          "AGGREGATE REDUCTION" has the meaning specified in Section 1.3.

          "AGREEMENT" means this Amended and Restated Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

          "ALTERNATE BASE RATE" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

          "ALTERNATE BASE RATE LOAN" means a Loan which bears interest at the Alternate Base Rate or the Default Rate.

          "AMORTIZATION DATE" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 (other than Section 6.2(d)(ii)(B)) are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event, and (iv) the date which is 10 Business Days after the Administrative Agent's receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.

          "AMORTIZATION EVENT" has the meaning specified in Article IX.

          "APPLICABLE PERCENTAGE" means the applicable margin set forth in the Parent Credit Agreement, determined in accordance with the table attached as
Schedule 1.01(a) thereto.

          "ASSIGNMENT AGREEMENT" has the meaning set forth in Section 12.1(b).

          "AUTHORIZED OFFICER" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

          "BANKRUPTCY CODE" means the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 et seq.) and any successor statute thereto.

          "BLUE RIDGE" has the meaning set forth in the preamble to this Agreement.

          "BLUE RIDGE AGENT" has the meaning set forth in the preamble to this Agreement.

          "BLUE RIDGE AGENT'S ACCOUNT" means account #200001038492 at Wachovia Bank, National Association, ABA #053000219.

          "BLUE RIDGE GROUP" has the meaning set forth in the preamble to this Agreement.

          "BLUE RIDGE LIQUIDITY AGREEMENT" means that certain liquidity asset purchase agreement dated as of the date hereof by and among Blue Ridge, the Blue Ridge Liquidity Banks and Wachovia as Blue Ridge Agent and liquidity agent, as the same may be amended, restated and/or otherwise modified from time to time.

          "BLUE RIDGE LIQUIDITY BANKS" means Wachovia and its successor and permitted assigns under the Blue Ridge Liquidity Agreement.

          "BORROWER" has the meaning set forth in the preamble to this Agreement.

          "BORROWING BASE" means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, MINUS the Required Reserve as of the last day of the period covered by the most recent Monthly Report, and MINUS Deemed Collections that have occurred since the most recent Cut-Off Date to the extent that such Deemed Collections exceed the Dilution Reserve.

          "BORROWING DATE" means a Business Day on which an Advance is made hereunder.

          "BORROWING LIMIT" has the meaning set forth in Section 1.1(a)(i).

          "BORROWING NOTICE" has the meaning set forth in Section 1.2.

          "BROKEN FUNDING COSTS" means for any CP Rate Loan or LIBO Rate Loan which: (a) in the case of a CP Rate Loan, has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) in the case of a CP Rate Loan or a LIBO Rate Loan, does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (c) in the case of a CP Rate Loan, is assigned under the Liquidity Agreement, or (d) in the case of a LIBO Rate Loan, is terminated or reduced prior to the last day of its Interest Period, an amount equal to the excess, if any, of (i) the CP Costs or Interest (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Administrative Agent to relate to such Loan (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the principal of such Loan if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (ii) the sum of (x) to the extent all or a portion of such principal is allocated to another Loan, the amount of CP Costs or Interest actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Lender or Lenders agree to pay to Borrower the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

          "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          "CALCULATION PERIOD" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Advance hereunder and the final Calculation Period shall terminate on the Final Payout Date.

          "CANADIAN RECEIVABLE" means a Receivable owing from an Obligor domiciled in, or organized under the laws of, Canada or one of its political subdivisions.

          "CHANGE OF CONTROL" has the meaning provided in the Receivables Sale Agreement.

          "CO-AGENT" has the meaning set forth in the preamble to this Agreement.

          "CO-AGENT ACCOUNT" means the account set up to receive payments for the applicable Group including without limitation, the Blue Ridge Agent's Account and the TPF Agent's Account.

          "COLLATERAL" has the meaning set forth in Section 13.1.

          "COLLECTION ACCOUNT" has the meaning provided in the Receivables Sale Agreement.

          "COLLECTION ACCOUNT AGREEMENT" has the meaning provided in the Receivables Sale Agreement.

          "COLLECTION BANK" means, at any time, any of the banks holding one or more Collection Accounts.

          "COLLECTION NOTICE" means a notice from the Administrative Agent to a Collection Bank in the form attached to each Collection Account Agreement.

          "COLLECTIONS" has the meaning provided in the Receivables Sale Agreement.

          "COMMERCIAL PAPER" means promissory notes of any Conduit issued by such Conduit, in each case, in the commercial paper market.

          "COMMITMENT" means, for each Liquidity Bank, the commitment of such Liquidity Bank to make its Pro Rata Share of its Group's Percentage of Loans to Borrower hereunder in the event the applicable Conduit elects not to fund any Advance in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Liquidity Bank's name on Schedule A to this Agreement.

          "CONDUIT" has the meaning set forth in the preamble to this Agreement.

          "CONDUIT ALLOCATION LIMIT" has the meaning set forth in Section
1.1(a).

          "CONDUIT GROUP" has the meaning set forth in the preamble to this Agreement.

          "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

          "CONTRACT" has the meaning provided in the Receivables Sale Agreement.

          "CONTRACTUAL DILUTION AMOUNT" means, as of any Cut-Off Date, the product of (i) 1.25 and (ii) the highest aggregate amount of cash discounts granted in any calendar month during the previous twelve completed calendar months.

          "CP COSTS" means, (A) for TPF, for each day, the sum of (i) discount or interest accrued on its Related Commercial Paper at the TPF Commercial Paper Rate on such day, plus (ii) any and all accrued commissions and fees of placement agents, dealers and issuing and paying agents incurred in respect of such Related Commercial Paper for such day; and (B) for Blue Ridge, for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Loan of Blue Ridge pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Borrower shall request any Advance during any period of time determined by the Blue Ridge Agent in its sole discretion to result in incrementally higher CP Costs applicable to Blue Ridge's Percentage of such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

          "CP RATE LOAN" means, for each Loan of a Conduit prior to the time, if any, when (i) it is refinanced with a Liquidity Funding pursuant to the Liquidity Agreement, or (ii) the occurrence of an Amortization Event and the commencement of the accrual of Interest thereon at the Default Rate.

          "CP TRANCHE PERIOD" means with respect to any Loan of TPF that is funded with Commercial Paper, a period of days from 1 Business Day up to the number of days necessary to extend such period to include the next Settlement Date, commencing on a Business Day, which period is either (i) requested by Borrower and agreed to by TPF or the TPF Agent or (ii) in the absence of such request and agreement, selected by TPF or the TPF Agent (it being understood that the goal shall be to select a period which ends on or as close to the next Settlement Date as possible).

          "CREDIT AND COLLECTION POLICY" has the meaning provided in the Receivables Sale Agreement.

          "CUT-OFF DATE" means the last day of a Calculation Period.

          "DAYS SALES OUTSTANDING" means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

          "DEBT" has the meaning provided in the Receivables Sale Agreement.

          "DEEMED COLLECTIONS" means Collections deemed received by Borrower under Section 1.4(a).

          "DEFAULT HORIZON RATIO" means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the 4 Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-off Date.

          "DEFAULT RATE" means a rate per annum equal to the sum of (i) the Prime Rate plus (ii) 2.00%, changing when and as the Prime Rate changes.

          "DEFAULT RATIO" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate sales generated by the Originators during the Calculation Period occurring 4 months prior to the Calculation Period ending on such Cut-Off Date.

          "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower's books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original invoice date for such payment.

          "DELINQUENCY RATIO" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

          "DELINQUENT RECEIVABLE" means a Receivable as to which any payment, or part thereof, remains unpaid for 61-90 days from the original invoice date for such payment.

          "DILUTION" means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 1.4(a).

          "DILUTION HORIZON RATIO" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the two Calculation Periods ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

          "DILUTION RATIO" means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions (other than cash discounts) during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the second Calculation Period prior to the Calculation Period ending on such Cut-Off Date.

          "DILUTION RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of:

          (a) the sum of (i) two (2) times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, TIMES

          (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

          "DILUTION VOLATILITY COMPONENT" means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

          "DOWNGRADED LIQUIDITY BANK" means a Liquidity Bank which has been the subject of a Downgrading Event.

          "DOWNGRADING EVENT" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

          "ELIGIBLE ASSIGNEE" means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company's) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

          "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

               (i) the Obligor of which (a) if a natural person, is a resident of the United States or Canada or, if a corporation or other business organization, is organized under the laws of the United States, Canada or any political subdivision of the United States or Canada and has its chief executive office in the United States or Canada; (b) is not an Affiliate of any of the parties hereto; and (c) is not a government or a governmental subdivision or agency; PROVIDED, that in no event may the amount of Canadian Receivables that are included as Eligible Receivables exceed 4% of total Receivables at any time,

               (ii) which is not a Defaulted Receivable,

               (iii) which is not owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

               (iv) which has not had its payment terms extended more than once,

               (v) which is an "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions,

               (vi) which is denominated and payable only in United States dollars in the United States,

               (vii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense; PROVIDED, HOWEVER, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected;

               (viii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Lender to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

               (ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

               (x) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

               (xi) which satisfies all applicable requirements of the Credit and Collection Policy,

               (xii) which was generated in the ordinary course of the applicable Originator's business,

               (xiii) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

               (xiv) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); PROVIDED, HOWEVER, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and PROVIDED, FURTHER, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such

     Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,

               (xv) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

               (xvi) as to which each of the representations and warranties contained in Sections 5.1(i), (j), (r), (s), (t) and (u) is true and correct, and

               (xvii) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Borrower under and in accordance with the Receivables Sale Agreement, and Borrower has good and marketable title thereto free and clear of any Adverse Claim.

          "EQUITY INTERESTS" has the meaning provided in the Receivables Sale Agreement.

          "ERISA" has the meaning provided in the Receivables Sale Agreement.

          "ERISA AFFILIATE" has the meaning provided in the Receivables Sale Agreement.

          "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

          "EXECUTIVE OFFICER" has the meaning provided in the Receivables Sale Agreement.

          "EXCESS TERMS ALLOWANCE" means the excess, if any, of the aggregate Outstanding Balance of all Eligible Receivables which by its terms are due and payable greater than 60 days from the original invoice date thereof that exceeds 5.0% of the Outstanding Balance of all Eligible Receivables.

          "FACILITY ACCOUNT" means Borrower's account no. 8800849666 at SunTrust.

          "FACILITY TERMINATION DATE" means the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means that certain letter agreement dated as of the date hereof among Parent, Borrower and the Agents, as it may be amended or modified and in effect from time to time.

          "FINAL PAYOUT DATE" means the date on which all Obligations have been paid in full and the Aggregate Commitment has been terminated.

          "FINANCE CHARGES" has the meaning provided in the Receivables Sale Agreement.

          "FOREIGN RECEIVABLE" means any Receivable denominated and payable in United States Dollars, the Obligor of which is organized under the laws of, or has its chief executive office in, any jurisdiction other than the United States or Canada (or any political subdivision thereof).

          "FOREIGN RECEIVABLE EXCESS" means the excess, if any, of the aggregate Outstanding Balance of all Eligible Foreign Receivables over 5.0% of the Outstanding Balance of all Eligible Receivables.

          "FUNDING AGREEMENT" means (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of a Conduit.

          "FUNDING SOURCE" means (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.

          "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

          "INDEMNIFIED AMOUNTS" has the meaning specified in Section 10.1.

          "INDEMNIFIED PARTY" has the meaning specified in Section 10.1.

          "INDEPENDENT DIRECTOR" means a director of Borrower who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (i) an equity holder, director (other than an Independent Director), officer, employee, member, manager, attorney or partner of Borrower or any of its Affiliates; (ii) a customer, supplier or other person who derives more than 1% of its purchases or revenues from its activities with Borrower or any of its Affiliates; (iii) a person or other entity controlling or under common control with any such equity holder, partner, member, customer, supplier or other person; (iv) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person; or (v) a trustee in bankruptcy for Borrower or any of its Affiliates. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

          "INTEREST" means for each respective Interest Period relating to Loans of the Liquidity Banks, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized on a 360 day basis.

          "INTEREST PERIOD" means, with respect to any Loan held by a Liquidity
Bank:

          (a) if Interest for such Loan is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Co-Agent and Borrower, commencing on a Business Day selected by Borrower or such Co-Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

          (b) if Interest for such Loan is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the applicable Co-Agent, PROVIDED THAT no such period shall exceed one month.

          If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the applicable Co-Agent.

          "INTEREST RATE" means, with respect to each Loan of the Liquidity Banks, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

          "INTEREST RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

          "LENDER" means each Conduit and each Liquidity Bank.

          "LIBO RATE" means, for any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M <Index> Q <Go>" effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, PROVIDED that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) the Applicable Percentage per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          "LIBO RATE LOAN" means a Loan which bears interest at the LIBO Rate.

          "LIEN" has the meaning specified in the Receivables Sale Agreement.

          "LIQUIDITY AGREEMENTS" means the liquidity asset purchase agreement between the Conduit of any Group and the Liquidity Banks of such Group.

          "LIQUIDITY BANKS" means, with respect to each Group, the banks or other financial institutions and their respective successors and permitted assigns under each Group's Liquidity Agreement.

          "LIQUIDITY COMMITMENT" means, as to each Liquidity Bank in any Group, its commitment to such Group's Conduit under the Liquidity Agreements, (which shall equal 102% of such Group's Percentage of the Aggregate Commitment hereunder).

          "LIQUIDITY FUNDING" means (a) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, an applicable Conduit's Loans, or (b) any Loan made by a Liquidity Bank in lieu of such Conduit pursuant to Section 1.1.

          "LIQUIDITY TERMINATION DATE" means, as to any of the Conduits, except as otherwise set forth in this Agreement, the earlier to occur of the following:

          (a) the date on which the Liquidity Agreement between Blue Ridge and Wachovia terminates;

          (b) the date on which the Liquidity Agreement between TPF and SunTrust terminates; or

          (b) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (i) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the applicable Liquidity Agreement, or (ii) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

          "LOAN" means any loan made by a Lender to Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding). Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a LIBO Rate Loan, selected in accordance with the terms of this Agreement.

          "LOAN PARTIES" has the meaning set forth in the preamble to this Agreement.

          "LOCK-BOX" has the meaning provided in the Receivables Sale Agreement.

          "LOSS RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.0, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

          "MATERIAL" means, SOLELY WHEN CAPITALIZED, the measure of a matter of significance which shall be determined as being more than an amount equal to the greater of (i) Ten Million Dollars ($10,000,000) or (ii) ten percent (10%) of the Consolidated Net Worth (as defined in the Parent Credit Agreement).

          "MATERIAL ADVERSE EFFECT" means (i) any Material adverse effect on the business, operations, financial condition or assets of the Parent and its Restricted Subsidiaries, taken as a whole, (ii) any Material adverse effect on the ability of any Loan Party or to perform its obligations under the Transaction Documents to which it is a party,
(iii) any material adverse effect on the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any material adverse effect on the Administrative Agent's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) any material adverse effect on the collectibility of the Receivables generally or of any material portion of the Receivables.

          "MONTHLY REPORT" means a report, in substantially the form of Exhibit V hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

          "MONTHLY REPORTING DATE" means the 15th day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

          "MOODY'S" means Moody's Investors Service, Inc.

          "NET POOL BALANCE" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor, (ii) the Excess Terms Allowance, (iii) the Foreign Receivable Excess and (iv) the Contractual Dilution Amount.

          "OBLIGATIONS" means, at any time, any and all obligations of either of the Loan Parties to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letter, Broken Funding Costs and Indemnified Amounts.

          "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

          "OBLIGOR CONCENTRATION LIMIT" means, at any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

                                                               Allowable % of Eligible
           S&P Rating                    Moody's Rating              Receivables
--------------------------------   -------------------------   -----------------------
              A-1+                            P-1                        10%
              A-1                             P-1                         8%
              A-2                             P-2                         6%
              A-3                             P-3                         3%
Below A-3 or Not Rated by either   Below P-3 or Not Rated by
         S&P or Moody's              either S&P or Moody's              2.5%

; PROVIDED, HOWEVER, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody's, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of "REQUIRED RESERVE," upon Borrower's request from time to time, the Administrative Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a "SPECIAL CONCENTRATION LIMIT"), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent upon not less than five (5) Business Days' written notice to the Loan Parties.

          "ORIGINATOR" means each of Rock-Tenn Company, a Georgia corporation, Rock-Tenn Company of Texas, a Georgia corporation, Rock-Tenn Converting Company, a Georgia corporation, Rock-Tenn Mill Company, LLC, a Georgia limited liability company, Rock-Tenn Packaging and Paperboard, LLC, a Georgia limited liability company, PCPC, Inc., a California corporation, and Waldorf Corporation, a Delaware corporation.

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

          "PARENT" means Rock-Tenn Company, a Georgia corporation.

          "PARENT CREDIT AGREEMENT" means that certain Credit Agreement, dated as of June 6, 2005, among Rock-Tenn Company, Rock-Tenn Company of Canada, the guarantors from time to time party thereto, the lenders from time to time party thereto, Wachovia Bank, National Association, as administrative agent, SunTrust Bank, as syndication agent, and Bank of America, N.A., as documentation agent, as the same may be amended from time to time in accordance with the terms thereof.

          "PARTICIPANT" has the meaning set forth in Section 12.2.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Performance Guarantor sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "PERCENTAGE" means fifty percent (50%) with respect to the Blue Ridge Group and fifty percent (50%) with respect to the TPF Group.

          "PERFORMANCE GUARANTOR" means Parent.

          "PERFORMANCE UNDERTAKING" means that certain Performance Undertaking, dated as of October 26, 2005 by Performance Guarantor in favor of Borrower, substantially in the form of Exhibit VII, as the same may be amended, restated or otherwise modified from time to time.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Performance Guarantor or any of its ERISA Affiliates sponsors or maintains or to which Performance Guarantor or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

          "POOLED COMMERCIAL PAPER" means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.

          "PRIME RATE" has the meaning set forth in the Parent Credit Agreement.

          "PRO RATA SHARE" means, with respect to each Group on any date of determination, the ratio which the Liquidity Commitment of a Liquidity Bank in such Group bears to the sum of the Liquidity Commitments of all Liquidity Banks in such Group..

          "PROPOSED REDUCTION DATE" has the meaning set forth in Section 1.3.

          "PURCHASING LIQUIDITY BANK" has the meaning set forth in Section 12.1(b).

          "RATING AGENCY CONDITION" means, if applicable, that a Conduit has received written notice from S&P and Moody's or any other rating agency then rating such Conduit's Commercial Paper that the execution and delivery of, or an amendment, a change or a waiver of, this Agreement or the Receivables Sale Agreement will not result in a withdrawal or downgrade of the then current ratings on such Conduit's Commercial Paper.

          "RECEIVABLE" means all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by such Originator to customers that are domiciled in the United States or Canada and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; PROVIDED, HOWEVER, that the term "Receivable" shall exclude any indebtedness or other obligations owed to an Originator by an Affiliate that is 100% owned, directly or indirectly, by an Originator or a Loan Party. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; PROVIDED, FURTHER, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

          "RECEIVABLES SALE AGREEMENT" means that certain Amended and Restated Receivables Sale Agreement, dated as of October 26, 2005, among Parent, the Originators and Borrower, as the same may be amended, restated or otherwise modified from time to time.

          "RECORDS" has the meaning provided in the Receivables Sale Agreement.

          "REDUCTION NOTICE" has the meaning set forth in Section 1.3.

          "REGULATORY CHANGE" means any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws, regulations (including Regulation D) or accounting principles or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Banks) of or under any United States (federal, state or municipal) or foreign laws, regulations (whether or not having the force of law) or accounting principles by any court, governmental or monetary authority, or accounting board or authority (whether or not part of government) charged with the establishment, interpretation or administration thereof. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a Regulatory Change.

          "RELATED COMMERCIAL PAPER" means, for any period with respect to TPF, any Commercial Paper of TPF issued or deemed issued for purposes of financing or maintaining any Loan by TPF (including any discount, yield, or interest thereon) outstanding on any day during such period.

          "RELATED SECURITY" means, with respect to any Receivable: (i) all of Borrower's interest in the Related Security (under and as defined in the Receivables Sale Agreement), (ii) all of Borrower's right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable,
(iii) all of Borrower's right, title and interest in, to and under the Performance Undertaking, and (iv) all proceeds of any of the foregoing.

          "REQUIRED LIQUIDITY BANKS" means, at any time, (i) for each Group (other than as set forth in clause (ii) of this definition), Liquidity Banks in such Group with Commitments in excess of 50% of such Group's Percentage of the Aggregate Commitment and (ii) for purposes of Section 11.10 and 14.1(b), 50% of the Aggregate Commitment of the Liquidity Banks in all Groups.

          "REQUIRED NOTICE PERIOD" means two (2) Business Days.

          "REQUIRED RESERVE" means, on any day during a Calculation Period, the product of (a) the greater of (i) the Required Reserve Factor Floor and (ii) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

          "REQUIRED RESERVE FACTOR FLOOR" means, for any Calculation Period, the sum (expressed as a percentage) of (a) 20% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "SECURED PARTIES" means the Indemnified Parties.

          "SERVICER" means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

          "SERVICING FEE" means, for each day in a Calculation Period:

          (a) an amount equal to (i) the Servicing Fee Rate (or, at any time while CONVERTING or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms' length basis based on then prevailing market terms for similar services), TIMES (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, TIMES (iii) 1/360; or

          (b) on and after the Servicer's reasonable request made at any time when CONVERTING or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer's reasonable costs and expenses of performing its obligations under this

Agreement during the preceding Calculation Period, DIVIDED BY (ii) the number of days in the current Calculation Period.

          "SERVICING FEE RATE" means 1.0% per annum.

          "SERVICING RESERVE" means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate, TIMES (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

          "SETTLEMENT DATE" means (A) the 2nd Business Day after each Monthly Reporting Date, and (B) the last day of the relevant Interest Period in respect of each Loan of the Liquidity Banks.

          "SETTLEMENT PERIOD" means (A) in respect of each Loan of Blue Ridge and of TPF, the immediately preceding Calculation Period, and (B) in respect of each Loan of the Liquidity Banks, the entire Interest Period of such Loan.

          "STCM" means SunTrust Capital Markets, Inc., a Tennessee corporation, and its successors and assigns.

          "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          "TAX CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "TERMINATION DATE" has the meaning set forth in the Receivables Sale Agreement.

          "TERMINATING TRANCHE" has the meaning set forth in Section 4.3(b).

          "TPF" has the meaning set forth in the preamble to this Agreement.

          "TPF AGENT" has the meaning set forth in the preamble to this Agreement.

          "TPF AGENT'S ACCOUNT" means account # 8800171236 at SunTrust Bank, ABA No. 061000104, Reference: Rock-Ten, Attention: Janice Taylor with respect to the TPF Group.

          "TPF COMMERCIAL PAPER RATE" means, for any CP Tranche Period of TPF, a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which TPF's Related Commercial Paper outstanding during such CP Tranche Period has been or may be sold by any placement agent or commercial paper dealer selected by the TPF

Agent, plus (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Related Commercial Paper, expressed as a percentage of the face amount thereof and converted to an interest-bearing equivalent rate per annum.

          "TPF GROUP" has the meaning set forth in the preamble to this Agreement.

          "TPF LIQUIDITY AGREEMENT" means that certain liquidity asset purchase agreement dated as of the date hereof by and among TPF, the TPF Liquidity Banks and STCM, as TPF Agent and liquidity agent, as the same may be amended, restated and/or otherwise modified from time to time.

          "TPF LIQUIDITY BANKS" means SunTrust Bank and its successors and assigns under the TPF Liquidity Agreement.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, each Borrowing Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, each Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          "UNMATURED AMORTIZATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

          "WACHOVIA" means Wachovia Bank, National Association in its individual capacity and its capacity as a Co-Agent and as Administrative Agent.

          ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF GEORGIA, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                                  EXHIBIT II-A

                            FORM OF BORROWING NOTICE

                            ROCK-TENN FINANCIAL, INC.

                                BORROWING NOTICE
                           DATED ______________, 20__
                     FOR BORROWING ON ________________, 20__

[Applicable Co-Agent]

Attention: [________________________]

Ladies and Gentlemen:

          Reference is made to the Amended and Restated Credit and Security Agreement dated as of October 26, 2005 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Rock-Tenn Financial, Inc. (the "BORROWER"), Rock-Tenn Converting Company, as initial Servicer, Blue Ridge Asset Funding Corporation, Three Pillars Funding Corporation, each other Conduit party from time to time thereto, SunTrust Capital Markets, Inc., individually and as co-agent and Wachovia Bank, National Association, individually, as co-agent, each other co-agent from time to time party thereto and as Administrative Agent for the Agents and the Lenders. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

          1. The [Servicer, on behalf of the] Borrower hereby certifies, represents and warrants to the Agents and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

          (a) all applicable conditions precedent set forth in Article VI of the Credit Agreement have been satisfied;

          (b) each of its representations and warranties contained in Section
5.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;

          (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Amortization Event or Unmatured Amortization Event;

          (d) the Facility Termination Date has not occurred; and

          (e) after giving effect to the Loans comprising the Advance requested below, the Aggregate Principal will not exceed the Borrowing Limit.

          2. The [Servicer, on behalf of the] Borrower hereby requests that the Conduits (or their respective Liquidity Banks) make an Advance on ___________, 20__ (the "BORROWING DATE") as follows:

          (a) Aggregate Amount of Advance: $__________

               (i) Blue Ridge Group's Percentage of Advance: $__________

               (ii) TPF Group's Percentage of Advance: $__________

               (iii) [Other Group's Percentage of Advance: $__________]

          (b) If the Advance is not funded by the applicable Conduits, [Servicer on behalf of the] Borrower requests that the Liquidity Banks for such Conduit's Group make an Alternate Base Rate Loan that converts into LIBO Rate Loan with an Interest Period of __________ months on the third Business Day after the Borrowing Date).

          3. Please disburse the proceeds of the Loans as follows:

               (i) Blue Ridge Group: [Apply $__________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $__________ to payment of fees due on the Borrowing Date]. [Wire transfer $__________ to account no. __________ at _____________ Bank, in [city, state], ABA No. __________, Reference: ________].

               (ii) TPF Group: [Apply $__________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $__________ to payment of fees due on the Borrowing Date]. [Wire transfer $__________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference: ________].

               (iii) [Other Group]: [Apply $__________ to payment of principal and interest of existing Loans due on the Borrowing Date]. [Apply $__________ to payment of fees due on the Borrowing Date]. [Wire transfer $__________ to account no. ________ at ___________ Bank, in [city, state],
     ABA No. __________, Reference: ________].

          IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Borrowing Notice to be executed and delivered as of this ____ day of ___________, _____.

                                        [ROCK-TENN CONVERTING COMPANY,
                                        as Servicer, on behalf of:]
                                        ROCK-TENN FINANCIAL, INC., as Borrower


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  EXHIBIT II-B

                            FORM OF REDUCTION NOTICE

                           ROCK-TENN FINANCIAL, INC.

                                REDUCTION NOTICE
                           DATED ______________, 20__
                FOR REDUCTION TO OCCUR ON ________________, 20__

[Applicable Co-Agent]

Attention: [________________________]

Ladies and Gentlemen:

          Reference is made to the Amended and Restated Credit and Security Agreement dated as of October 26, 2005 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Rock-Tenn Financial, Inc. (the "BORROWER"), Rock-Tenn Converting Company, as initial Servicer, Blue Ridge Asset Funding Corporation, Three Pillars Funding Corporation, each other Conduit party from time to time thereto, SunTrust Capital Markets, Inc., individually and as co-agent and Wachovia Bank, National Association, individually, as co-agent, each other co-agent from time to time party thereto and as Administrative Agent for the Agents and the Lenders. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

          You are hereby irrevocably notified that the Borrower wishes to make an Aggregate Reduction in the amount of $__________ on ___________, 20__ (the "PROPOSED REDUCTION DATE").

          The Blue Ridge Group's Percentage of such Aggregate Reduction will be $__________; and the TPF Group's Percentage of such Aggregate Reduction will be $__________].

          IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Reduction Notice to be executed and delivered as of the date set forth above.

                                        [ROCK-TENN CONVERTING COMPANY,
                                        as Servicer, on behalf of:]
                                        ROCK-TENN FINANCIAL, INC., as Borrower


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT III

          PLACES OF BUSINESS OF THE LOAN PARTIES; LOCATIONS OF RECORDS;
                   FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)

ROCK-TENN COMPANY
Place of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer identification Number: 62-0342590
Legal, Trade and Assumed Names: None
Organizational Identification Number: J518706

ROCK-TENN CONVERTING COMPANY
Place of Business: 504 Thrasher Street, Norcross, GA 30071
Locations of Records: 504 Thrasher Street, Norcross, GA 30071
Federal Employer identification Number: 58-1271825
Legal, Trade and Assumed Names: Alliance, a Rock-Tenn Company, Voxgrafica Organizational Identification Number: J518594

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE

To: Wachovia Bank, National Association, as Administrative Agent

          This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit and Security Agreement dated as of October 26, 2005 among Rock-Tenn Financial, Inc. (the "BORROWER"), Rock-Tenn Converting Company (the "SERVICER"), the Lenders party thereto, the Co-Agents party thereto and Wachovia Bank, National Association, as administrative agent for such Co-Agents and such Lenders (the "AGREEMENT").

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected _________________ of Borrower.

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

          4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

          [5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event: ________________]

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of ______________, 20__.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

          A. Schedule of Compliance with Section 9.1(h) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          This schedule relates to the month ended: _______________

                                    EXHIBIT V

                          FORM OF ASSIGNMENT AGREEMENT

          THIS ASSIGNMENT AGREEMENT (this "ASSIGNMENT AGREEMENT") is entered into as of the ___ day of ____________, ____, by and between ___________________
("ASSIGNOR") and __________________ ("ASSIGNEE").

                             PRELIMINARY STATEMENTS

          A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Amended and Restated Credit and Security Agreement dated as of October 26, 2005 by and among Rock-Tenn Financial, Inc., as Borrower, Rock-Tenn Converting Company, as Servicer, the Lenders party thereto, the Co-Agents party thereto and Wachovia Bank, National Association, as administrative agent for such Co-Agents and such Lenders (as amended, modified or restated from time to time, the "CREDIT AND SECURITY AGREEMENT") and that applicable Liquidity Agreement. Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Credit and Security Agreement.

          B. Assignor is a Liquidity Bank party to the Credit and Security Agreement and the Liquidity Agreement, and Assignee wishes to become a Liquidity Bank thereunder; and

          C. Assignor is selling and assigning to Assignee an undivided ____________% (the "TRANSFERRED PERCENTAGE") interest in all of Assignor's rights and obligations under the Transaction Documents and the Liquidity Agreement, including, without limitation, Assignor's Commitment, Assignor's Liquidity Commitment and (if applicable) Assignor's Loans as set forth herein.

                                    AGREEMENT

          The parties hereto hereby agree as follows:

          1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "EFFECTIVE DATE") two (2) Business Days (or such other date selected by the Administrative Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("EFFECTIVE NOTICE") is delivered by the applicable Co-Agent to the Conduit in the Assignor's Conduit Group, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Liquidity Bank party to the Credit and Security Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

          2. If Assignor has no outstanding principal under the Credit and Security Agreement or its Liquidity Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of

Assignor's Commitment and Liquidity Commitment and all rights and obligations associated therewith under the terms of the Credit and Security Agreement and its Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under the Credit and Security Agreement and its Liquidity Agreement.

          3. If Assignor has any outstanding principal under the Credit and Security Agreement and its Liquidity Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding principal of Assignor's Loans and, without duplication, Assignor's Percentage Interests (as defined in the Liquidity Agreement) (such amount, being hereinafter referred to as the "ASSIGNEE'S PRINCIPAL"); (ii) all accrued but unpaid (whether or not then due) Interest attributable to Assignee's Principal; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Principal for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "ASSIGNEE'S ACQUISITION COST"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Commitment, Liquidity Commitment, Loans (if applicable) and Percentage Interests (if applicable) and all related rights and obligations under the Transaction Documents and its Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under the Credit and Security Agreement and its Liquidity Agreement.

          4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Credit and Security Agreement or its Liquidity Agreement.

          5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

          6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agents and the Liquidity Banks as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with any of the Transaction Documents or its Liquidity Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Credit and Security Agreement, its Liquidity Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any Collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor, any Affiliate of Borrower or the performance or observance by Borrower, any Obligor, any Affiliate of Borrower of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of each of the Transaction Documents and the Liquidity Agreement, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agents, Conduits, Borrower or any other Liquidity Bank or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents and the Liquidity Agreement; (e) Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents and the Liquidity Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of its Liquidity Agreement, the Credit and Security Agreement and the other Transaction Documents, are required to be performed by it as a Liquidity Bank or, when applicable, as a Lender.

          7. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of the Credit and Security Agreement, including, without limitation, Sections 14.5 and 14.6 thereof.

          8. Schedule I hereto sets forth the revised Commitment and Liquidity Commitment of Assignor and the Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.

          9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of the Conduit in the Assignor's Conduit Group, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                        [ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                        [ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

DATE: ______________, _______

TRANSFERRED PERCENTAGE: _____________%

                                                                                 C-1
                A-1                                                           LIQUIDITY          C-2
             COMMITMENT         A-2                                           COMMITMENT      LIQUIDITY
             (PRIOR TO       COMMITMENT                                       (PRIOR TO      COMMITMENT
           GIVING EFFECT   (AFTER GIVING        B-1             B-2         GIVING EFFECT   (AFTER GIVING
               TO THE      EFFECT TO THE    OUTSTANDING    RATABLE SHARE        TO THE      EFFECT TO THE
             ASSIGNMENT      ASSIGNMENT    PRINCIPAL (IF   OF OUTSTANDING     ASSIGNMENT     ASSIGNMENT
ASSIGNOR     AGREEMENT)      AGREEMENT)         ANY)         PRINCIPAL        AGREEMENT)     AGREEMENT)
--------   -------------   -------------   -------------   --------------   -------------   -------------


                                                                                 C-1
                A-1                                                           LIQUIDITY          C-2
             COMMITMENT         A-2                                           COMMITMENT      LIQUIDITY
             (PRIOR TO       COMMITMENT                                       (PRIOR TO      COMMITMENT
           GIVING EFFECT   (AFTER GIVING        B-1             B-2         GIVING EFFECT   (AFTER GIVING
               TO THE      EFFECT TO THE    OUTSTANDING    RATABLE SHARE        TO THE      EFFECT TO THE
             ASSIGNMENT      ASSIGNMENT    PRINCIPAL (IF   OF OUTSTANDING     ASSIGNMENT     ASSIGNMENT
ASSIGNOR     AGREEMENT)      AGREEMENT)         ANY)         PRINCIPAL        AGREEMENT)     AGREEMENT)
--------   -------------   -------------   -------------   --------------   -------------   -------------


ADDRESS FOR NOTICES

_____________________________________

_____________________________________

Attention: __________________________

Phone: ______________________________

Fax: ________________________________

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE

TO: _______________________, Assignor

    _______________________

    _______________________

    _______________________

TO: _______________________, Assignee

    _______________________

    _______________________

    _______________________

          The undersigned, as Administrative Agent under the Amended and Restated Credit and Security Agreement dated as of October 26, 2005 by and among Rock-Tenn Financial, Inc., as Borrower, Rock-Tenn Converting Company, as Servicer, the Lenders party thereto, the Co-Agents party thereto and Wachovia Bank, National Association, as administrative agent for such Co-Agents and such Lenders, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, 20__ between __________________, as Assignor, and __________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

          1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ______________, ____.

          2. Each of the undersigned hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Credit and Security Agreement.

          [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

                                        Very truly yours,

                                        WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                        [INSERT APPLICABLE CONDUIT'S NAME]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT VI

                             FORM OF MONTHLY REPORT

                                 [SEE ATTACHED]

                                   EXHIBIT VII

                         FORM OF PERFORMANCE UNDERTAKING

          THIS PERFORMANCE UNDERTAKING (this "UNDERTAKING"), dated as of October 26, 2005, is executed by Rock-Tenn Company, a Georgia corporation (the "PERFORMANCE GUARANTOR" or "PARENT") in favor of Rock-Tenn Financial, Inc., a Georgia (together with its successors and assigns, "RECIPIENT").

                                    RECITALS

          1. Rock-Tenn Company, a Georgia corporation, Rock-Tenn Company of Texas, a Georgia corporation, Rock-Tenn Converting Company, a Georgia corporation, Rock-Tenn Mill Company, LLC, a Georgia limited liability company, Rock-Tenn Packaging and Paperboard, LLC, a Georgia limited liability company, PCPC, Inc., a California corporation, Waldorf Corporation, a Delaware corporation (collectively, the "ORIGINATORS"), Parent and Recipient have entered into an Amended and Restated Receivables Sale Agreement, dated as of October 26, 2005 (as amended, restated or otherwise modified from time to time, the "SALE AGREEMENT"), pursuant to which Originators, subject to the terms and conditions contained therein, are dividending all of their respective right, title and interest in certain of their accounts receivable to Parent, which Parent is then contributing to Recipient, and each of the Originators is selling all of their respective right, title and interest in and to their remaining accounts receivable to Recipient.

          2. Performance Guarantor owns one hundred percent (100%) of the capital stock of each of the Originators and Recipient, and each of the Originators and Performance Guarantor is expected to receive substantial direct and indirect benefits from their sale or contribution of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

          3. As an inducement for Recipient to acquire Originators' accounts receivable pursuant to the Sale Agreement and to make certain demand loans from time to time to Originators, Performance Guarantor has agreed to guaranty the due and punctual performance (a) by Originators of their obligations under the Sale Agreement, (b) by each Originator, of its obligations in respect of any demand loan made by Recipient to such Originator, and (c) by each Originator of its Servicing Related Obligations (as hereinafter defined).

          4. Performance Guarantor wishes to guaranty the due and punctual performance by Originators of the obligations described in clause 3 above as provided herein.

                                    AGREEMENT

          NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

          Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Credit and Security Agreement (as hereinafter defined). In addition:

          "AGREEMENTS" means the Sale Agreement and the Credit and Security Agreement.

          "CREDIT AND SECURITY AGREEMENT" means that certain Amended and Restated Credit and Security Agreement, dated as of October 26, 2005 by and among Recipient, as Borrower, Rock-Tenn Converting Company, as Servicer, the Lenders party thereto, the Co-Agents party thereto and Wachovia Bank, National Association, as Administrative Agent for such Co-Agents and such Lenders, as amended, restated or otherwise modified from time to time in accordance with the terms thereof.

          "GUARANTEED OBLIGATIONS" means, collectively:

          (a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Originator under the Sale Agreement, whether for fees, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason;

          (b) all obligations of any Originator to repay, upon demand, all principal of and interest on any demand loan or demand advance made by Recipient to such Originator on any date after the date hereof [(except for loans made pursuant to that Line of Credit Loan Agreement, date as of the date hereof, by each Originator, as borrower, and Recipient, as lender)]; and

          (c) all Servicing Related Obligations.

          "SERVICING RELATED OBLIGATIONS" means, collectively, all obligations of Rock-Tenn Converting Company as Servicer under the Credit and Security Agreement or which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Credit and Security Agreement as a result of its termination as Servicer.

     Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each Originator of its respective Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each Originator under the Agreements and each other document executed and delivered by any Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator to Recipient, the Agents or the Lenders from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agents or any Lender in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor.

Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; PROVIDED THAT nothing herein shall relieve any Originator from performing in full its Guaranteed Obligations under the Agreements or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

     Section 3. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

     Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any Originator or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

     Section 5. Unenforceability of Guaranteed Obligations Against Originators. Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Originator or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.

     Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to Recipient that:

          (a) Existence and Standing. Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.

          (b) Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) No Conflict; Government Consent. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.

          (d) Financial Statements. The consolidated financial statements of Performance Guarantor and its consolidated Subsidiaries dated as of June 30, 2005 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates. Since the later of (i) June 30, 2005 and (ii) the last time this representation was made or deemed made, no event has occurred which would reasonably be expected to have a Material Adverse Effect.

          (e) Taxes. Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Performance Guarantor or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Performance Guarantor in respect of any taxes or other governmental charges are adequate.

          (f) Litigation and Contingent Obligations. Except as disclosed in the filings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor's knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. Performance Guarantor does not have any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

     Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agents or any Lender against any Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agents and the Lenders against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against any Originator that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Agents or the Lenders. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

     Section 8. Termination of Performance Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Credit and Security Agreement is terminated, PROVIDED THAT this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

     Section 9. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Bankruptcy Code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

     Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

     Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

     Section 12. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

     Section 13. Successors and Assigns. This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and each Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.

     Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and

Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.

     Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF GEORGIA.

     Section 17. CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR GEORGIA STATE COURT SITTING IN THE FULTON COUNTY, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

     Section 18. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Debt of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "SECTION" shall mean a reference to sections of this Undertaking.

          IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.


                                    ROCK-TENN COMPANY


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------
                                    ADDRESS FOR NOTICES: 504 Thrasher Street
                                                         Norcross, Georgia 30071
                                                         Attn: Gregory L. King
                                                         DD: (770) 263-4480
                                                         Fax: (770) 264-4642


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

                                   SCHEDULE A

                         COMMITMENTS OF LIQUIDITY BANKS

     BLUE RIDGE LIQUIDITY BANKS        COMMITMENT
     --------------------------       -----------
Wachovia Bank, National Association   $50,000,000

TPF LIQUIDITY BANKS    COMMITMENT
-------------------   -----------
SunTrust Bank         $50,000,000


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

                                   SCHEDULE B

                     DOCUMENTS TO BE DELIVERED TO THE AGENT

                       ON OR PRIOR TO THE INITIAL PURCHASE

          1. Executed copies of the Credit and Security Agreement, duly executed by the parties thereto.

          2. Copy of the Resolutions of the Board of Directors of each Loan Party and Performance Guarantor certified by its Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

          3. Articles or Certificate of Incorporation of each Loan Party and Performance Guarantor certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Advance.

          4. Good Standing Certificate for each Loan Party and Performance Guarantor issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

          a. Borrower:                Delaware

          b. Servicer:                Georgia

          c. Performance Guarantor:   Georgia

          5. A certificate of the Secretary of each Loan Party and Performance Guarantor certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person's By-Laws.

          6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against the Loan Parties from the following jurisdictions:

          a. Borrower:      Delaware

          b. Originators:   Delaware, Georgia, California (as applicable)

          7. Duly executed financing statements [Forms UCC-1 and UCC-3, as applicable], in form suitable for filing under the UCC, in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable, under the UCC of all appropriate jurisdictions in order to perfect (and, as applicable, continue the perfection of) the security interests contemplated by this Agreement.

          8. Duly executed UCC termination statements, in form suitable for filing under the UCC, in all jurisdictions, if any, necessary to release all security interests and other


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

rights of any Person in the Receivables, Contracts or Related Security previously granted by Borrower or any Originator.

          9. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

          10. A favorable opinion of legal counsel for the Loan Parties and Performance Guarantor reasonably acceptable to the Administrative Agent which addresses the following matters and such other matters as the Administrative Agent may reasonably request:

          (a) Each of the Loan Parties and Performance Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

          (b) Each of the Loan Parties and Performance Guarantor has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such entity's business.

          (c) The execution and delivery by each of the Loan Parties and Performance Guarantor of the Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary organizational action and proceedings on the part of such entity and will not:

               (i) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

               (ii) contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such entity; or

               (iii) result in the creation or imposition of any Adverse Claim on assets of such entity or any of its Subsidiaries (except as contemplated by the Transaction Documents).

          (d) Each of the Transaction Documents to which each of the Loan Parties and Performance Guarantor is a party has been duly executed and delivered by such entity and constitutes the legally valid, and binding obligation of such entity enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

          (e) The provisions of the Credit and Security Agreement are effective to create valid security interests in favor of the Administrative Agent, for the benefit of the Secured Parties, in all of Borrower's right, title and interest in and to the Receivables and Related Security described therein which constitute "accounts" or "general intangibles" (each as defined in the UCC) (collectively, the "OPINION COLLATERAL"), as security for the payment of the Obligations.

          (f) Each of the UCC-1 Financing Statements naming Borrower as debtor, and Agent, as secured party, to be filed in the [describe filing offices], is in appropriate form for filing therein. Upon filing of such UCC-1 Financing Statements in such filing offices and payment of the required filing fees, the security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Opinion Collateral will be perfected.

          (g) Based solely on our review of the [describe UCC Search Reports], and assuming (i) the filing of the Financing Statements and payment of the required filing fees in accordance with paragraph (f) and (ii) the absence of any intervening filings between the date and time of the Search Reports and the date and time of the filing of the Financing Statements, the security interest of the Administrative Agent in the Opinion Collateral is prior to any security interest granted in the Opinion Collateral by Borrower, the priority of which is determined solely by the filing of a financing statement in the [describe filing offices].

          (h) Neither of the Loan Parties is a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          11.  A Compliance Certificate.

          12.  The Fee Letter.

          13.  A Monthly Report as at September 30, 2005.

          14. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

          15. If applicable, a direction letter executed by each of the Loan Parties authorizing the Agents, and directing warehousemen to allow the Agents to inspect and make copies from such Loan Party's books and records maintained at off-site data processing or storage facilities.

          16. The Liquidity Agreements, duly executed by each of the parties thereto.

          17. Resolutions of Rock-Tenn Company's board of directors certified by its Secretary ratifying the Performance Undertaking and the other Transaction Documents to which it is a party.


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